The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Nos.: 333-226485 and 333-226485-01

Subject to Completion

Preliminary Prospectus Supplement dated June 15, 2020

Prospectus Supplement

June         , 2020

(To prospectus dated August 1, 2018)

BP Capital Markets p.l.c.

$                         % Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes

$                            % Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes

Payment of the principal of and interest on the notes is fully guaranteed by

BP p.l.c.

The                 % perpetual subordinated non-call      fixed rate reset notes (the “Non-Call 5.25 Notes”) will bear interest, from (and including) the date of issuance (the “Issue Date”) to (but excluding) the relevant First Reset Date (as defined herein), at a rate equal to                 % per annum. The                 % perpetual subordinated non-call      fixed rate reset notes (the “Non-Call 10 Notes”, and together with the Non-Call 5.25 Notes, the “Notes”) will bear interest, from (and including) the Issue Date to (but excluding) the relevant First Reset Date (as defined herein), at a rate equal to                 % per annum. From (and including) the relevant First Reset Date, the Notes will bear interest at a rate equal to the Five-Year Treasury Rate (as defined herein) in relation to that Reset Period (as defined herein) plus the relevant Margin (as defined herein) applicable to that Reset Period. Subject to the conditions described herein, (i) in respect of the Non-Call 5.25 Notes, interest will be payable (subject to deferral as described below) semi-annually in arrear on March      and September      of each year, commencing on September     , 2020, and (ii) in respect of the Non-Call 10 Notes, interest will be payable (subject to deferral as described below) semi-annually in arrear on December      and June      of each year, commencing on December     , 2020. In the event of a Winding-Up (as defined herein) of BP Capital Markets p.l.c. (“BP Capital U.K.”), the payment obligations of BP Capital U.K. under the Notes will rank junior to BP Capital U.K.’s Senior Obligations (as defined herein), equally with BP Capital U.K.’s Parity Obligations (as defined herein) and senior to BP Capital U.K.’s Ordinary Shares.

Payment of the principal of and interest on the Notes is fully guaranteed on a subordinated basis by BP p.l.c (the “Guarantee”). In the event of a Winding-Up of BP p.l.c. (“BP”), the Guarantee will rank junior to BP’s Senior Obligations (which may include certain preference shares and other equity securities), equally with BP’s Parity Obligations (as defined herein) and senior to BP’s Ordinary Shares.

BP Capital U.K. may elect, in its sole discretion, to defer payment of interest (in whole or in part) due on any Interest Payment Date in respect of the Notes. Such Deferred Interest Payments (as defined herein) will accrue additional interest at the relevant Interest Rate prevailing from time to time (which will also be added to any Deferred Interest Payments on each subsequent Interest Payment Date and accrue interest in the same manner). Any such deferred payments and any additional interest thereon are referred to as “Arrears of Interest”. BP Capital U.K. must pay Arrears of Interest in respect of the Notes upon the date for redemption of all the Notes or in certain other limited circumstances, as further described under “Description of Notes and Guarantee”.

The Notes are perpetual securities in respect of which there is no fixed Redemption Date. BP Capital U.K. may redeem the Notes (in whole but not in part) on the relevant First Call Date (as defined herein) and on any day thereafter to (and including) the relevant First Reset Date, or on any relevant Interest Payment Date (as defined herein) thereafter, at their outstanding principal amount plus any accrued but unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).

In addition, on the occurrence of an Accounting Event, a Rating Agency Event or a Tax Deduction Event (each as defined herein) or pursuant to an Optional Tax Redemption (as defined herein), BP Capital U.K. has the right, but not the obligation, to redeem the Notes (in whole but not in part) at the prices noted herein or, as an alternative to redemption, without the consent of the holders of the Notes, either (i) to substitute all, but not less than all, of the Notes for, or (ii) to vary the terms of the Notes with the effect that they remain or become, as the case may be, Qualifying Securities (as defined herein).

Application will be made to list the Notes on the New York Stock Exchange.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

Investment in these securities involves certain risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and page 3 of the accompanying prospectus and “Risk factors” beginning on page 70 of BP’s 2019 Annual Report on Form 20-F.

	Per Non-Call 5.25 Note		Total for the Non-Call 5.25 Notes	Per Non-Call 10 Note		Total for the Non-Call 10 Notes
Public Offering Price (1)		%	$		%	$
Underwriting Discount		%	$		%	$
Proceeds, before expenses, to BP Capital Markets U.K..		%	$		%	$

(1)	Interest on the Notes will accrue from (and including) June 22, 2020.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants (including Euroclear S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme) on or about June 22, 2020.

Structuring Agents

BNP PARIBAS	BofA Securities

Global Co-ordinators

BNP PARIBAS	BofA Securities	Citigroup	Goldman Sachs & Co. LLC

Joint Lead Managers

BNP PARIBAS	BofA Securities	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

Co-Managers

The distribution of this prospectus supplement and prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and prospectus do not constitute an offer, or an invitation on BP Capital U.K. or BP’s behalf or on behalf of the underwriters, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting” below.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In order to utilize the ‘safe harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”), BP is providing the following cautionary statement. This document contains certain forward-looking statements with respect to the financial condition, results of operations and businesses of BP and certain of the plans and objectives of BP with respect to these items. These statements may generally, but not always, be identified by the use of words such as ‘will’, ‘expects’, ‘is expected to’, ‘aims’, ‘should’, ‘may’, ‘objective’, ‘is likely to’, ‘intends’, ‘believes’, ‘plans’, ‘we see’ or similar expressions.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will or may occur in the future and are outside the control of BP. Actual results may differ materially from those expressed in such statements, depending on a variety of factors, including the specific factors identified in the discussions accompanying such forward-looking statements and other factors discussed elsewhere in this prospectus supplement, including under “Risk Factors”, and including under “Risk factors” in BP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019. Factors set out in this prospectus supplement and BP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019 are important factors, although not exhaustive, that may cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements.

RISK FACTORS

Investing in the securities offered using this prospectus supplement involves risks. BP Capital U.K. urges you to consider carefully the risks described below, together with the risks described in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus before you decide to buy securities of BP Capital U.K. The potential impact of the occurrence, or re-occurrence, of any of these risks could have a material adverse effect on BP’s business, financial position, results of operations, competitive position, cash flows, prospects, liquidity, shareholder returns and/or implementation of its strategic agenda, and could cause the trading price and liquidity of the securities of BP Capital U.K. or BP to decline, in which case you may lose all or part of your investment. In addition to the risk factors relating to the Notes and the Guarantee set forth below, you should read “Risk Factors” in the accompanying prospectus and “Risk factors” in BP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, each of which is incorporated by reference in this prospectus supplement, the accompanying prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus supplement or the accompanying prospectus, for information on risks relating to BP’s business.

Defined terms used herein have the meaning given to them in “Description of Notes and Guarantee” below.

Risks relating to the Notes and Guarantee

The Notes and the Guarantee are subordinated to Senior Obligations of BP Capital U.K. and BP, respectively

The Notes are unconditional, unsecured and subordinated obligations of BP Capital U.K. and will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP Capital U.K., but junior to any Senior Obligations (as defined herein) of BP Capital U.K. and senior to the Ordinary Shares of BP Capital U.K. For more information on subordination of the Notes, see “Description of Notes and Guarantee—Subordination and Waiver of Set-off Provisions—Subordination of the Notes” below.

Payment of the principal, interest and all other moneys payable by BP Capital U.K. under or pursuant to the Notes and/or the Indenture (as defined herein) has been unconditionally and irrevocably guaranteed by BP. The obligations of BP under the Guarantee are unconditional, unsecured and subordinated, and the rights and claims of holders of the Notes (“Noteholders”) will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP, but junior to any Senior Obligations of BP and senior to the Ordinary Shares of BP. For more information on subordination of the Guarantee, see “Description of Notes and Guarantee—Subordination and Waiver of Set-Off Provisions—Subordination of the Guarantee” below. Noteholders are advised that unsubordinated liabilities of BP may also arise out of events that are not reflected on the balance sheet of BP, including, without limitation, the issuance of guarantees on an unsubordinated basis and the crystallization of contingent liabilities. Claims made under such guarantees and contingent liabilities would become unsubordinated liabilities of BP that, in a Winding-Up of BP, would be paid in full before the obligations under the Guarantee may be satisfied.

To give effect to the intended rankings described above, upon a Winding-Up of BP Capital U.K. or BP (otherwise than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP), each holder of Notes and the Guarantee will be deemed to hold Notional Preference Shares in BP Capital U.K. or BP, as applicable. For the purposes only of the calculation of the amount payable to a Noteholder upon a Winding-Up of BP Capital U.K. or BP, in respect of each Note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest), a Noteholder will be deemed to hold a Notional Preference Share in BP Capital U.K. or BP, as applicable, entitling the holder thereof to receive in respect of such Notional Preference Share an amount in the Winding-Up of BP Capital U.K. or BP that is equal to the principal amount of the relevant Note and any accrued but unpaid interest and any outstanding Arrears of Interest in respect of such interest (without double counting) (and, in the case of an administration, on the same assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a Winding-Up). For the purpose of construing the provisions of the Guarantee and BP’s payment obligations in respect thereof, the latter amounts shall be treated as due and payable by BP Capital U.K. on the date such Winding-Up order of BP Capital U.K. is made or such resolution is passed or notice is given, as the case may be and, consequently, a claim under the Guarantee in respect of such amount may be made on, or at any time after, such date. Amounts payable to the holders of the Notes or the Guarantee upon Winding-Up of BP Capital U.K. or BP will only be paid after the debts owing to the holders of the Senior Obligations of BP Capital U.K. or BP, as applicable, have been paid in full.

The Notes and the Guarantee will also be unsecured, which means that they will also be subordinated to any secured obligations of BP Capital U.K. or BP in respect of the assets securing such obligations.

Although the Notes may pay a higher rate of interest than comparable notes which are not subordinated, there is a real risk that an investor in the Notes will lose all or some of their investment should BP Capital U.K. or BP be subject to a Winding-Up.

As of March 31, 2020, the total current and non-current interest bearing liabilities of the BP group, all of which would rank senior to the Notes and the Guarantee upon liquidation, equaled approximately $183,384,000,000 in aggregate principal amount. This does not include obligations of the subsidiaries of BP (other than BP Capital Markets U.K.), to which the obligations of BP under the Guarantee are structurally subordinated. As of March 31, 2020, BP had outstanding 5,473,414 cumulative second preference shares of £1 each, which will rank as Parity Obligations to the Guarantee as of the Issue Date. As of March 31, 2020, BP also had outstanding 7,232,838 cumulative first preference shares of £1 each, which will rank as Senior Obligations to the Guarantee as of the Issue Date.

None of the Notes, the Guarantee or the Indenture restrict BP Capital U.K. or BP from issuing additional securities (including preference shares or other equity securities) which will be deemed Parity Obligations or Senior Obligations of the Notes and Guarantee, as applicable. See “No limitation on issuing senior or pari passu securities” below.

BP Capital U.K. has the right to defer interest payments on the Notes

BP Capital U.K. may, in its sole discretion, defer all or part of any payments of interest on the Notes. Arrears of interest resulting from such deferral may, at the option of BP Capital U.K., be paid at any time, and the circumstances in which it is required to be paid are limited. While the deferral of interest payments continues, BP Capital U.K. and BP may make payments on any Senior Obligations. In such circumstances, such deferral shall not constitute an event of default, the Noteholders will not be able to accelerate the maturity of their Notes and such Noteholders will have claims only for amounts then due and payable on their Notes. Additionally, during any such deferral period, Noteholders will receive limited or no current payments on the Notes.

In addition, the terms of any Parity Obligations of BP Capital U.K. or BP may operate to restrict BP Capital U.K.’s ability to pay interest on the Notes or BP’s ability to make payments on its Guarantee, to the extent that payments are deferred on such Parity Obligations.

To the extent a secondary market develops for the Notes, any deferral of payments of interest on the Notes is likely to have an adverse effect on the market price of the Notes. As a result of BP Capital U.K.’s deferral right, or if investors perceive that there is a likelihood that BP Capital U.K. will exercise its deferral right, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be more volatile than the market prices of other securities on which interest or distributions accrue that are not subject to such deferrals and may be more sensitive generally to adverse changes in the financial condition of BP Capital U.K. and BP. If BP Capital U.K. does decide to defer interest payments on the Notes and you sell your Notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Notes until BP Capital U.K. pays the deferred interest at the end of the applicable deferral period.

The Notes will have limited events of default

Under the terms of the Indenture, the events of default in relation to the Notes are limited to the events of default set forth in the section entitled “Description of Notes and Guarantee—Events of Default Provisions” below. The events of default under the Notes are more limited than those typically available to our unsubordinated creditors. An event of default under the Notes occurs only in the event of a Winding-Up of BP Capital U.K. or BP (other than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP). For further detail regarding the remedies available to the Trustee and the Noteholders, see “Description of Notes and Guarantee—Events of Default Provisions”.

The Notes are perpetual securities and Noteholders have no right to call the Notes

The Notes are perpetual securities in respect of which there is no fixed redemption date. Although BP Capital U.K. may redeem the Notes in certain circumstances, it is under no obligation to do so. You have no right to call the Notes for the redemption. Consequently, other than upon the liquidation of BP Capital U.K., Noteholders will be entitled to receive a return of the principal amount of their investment in the Notes only if BP Capital U.K. elects to redeem the Notes, which may happen under certain circumstances as described under “Description of Notes and Guarantee—Redemption Provisions”. Noteholders will only be able to dispose of their Notes by sale, and may be unable to do so at a price at or above the amount they have paid for them, or at all, if insufficient liquidity exists in the market for the Notes. As a result, Noteholders may be required to bear the financial risks of an investment in the Notes for an indefinite period of time.

BP Capital U.K. may redeem the Notes under certain circumstances

BP Capital U.K. may redeem the Notes (in whole but not in part) on the relevant First Call Date and on any day thereafter to (and including) the relevant First Reset Date, or any Interest Payment Date thereafter, at a redemption price equal to their outstanding principal amount plus accrued and unpaid interest up to (but excluding) the relevant redemption date and any outstanding Arrears of Interest (without double counting). The redemption at the option of BP Capital U.K. may affect the market value of the Notes. During any period when BP Capital U.K. may elect to redeem the Notes or when BP Capital U.K. is perceived to be able to redeem the Notes, the market value of the Notes generally will not rise substantially above the price at which they can be redeemed.

BP Capital U.K. may also redeem the Notes (in whole but not in part) at any time at the prices noted herein after the occurrence of certain events as described in detail under “Description of Notes and Guarantee—Redemption Provisions”, including:

•	certain changes in applicable accounting laws following which the obligations under the Notes would no longer be recorded as “equity” (an Accounting Event);

•	certain changes that result in the Notes receiving lower “equity credit” than the original “equity credit” assigned to them (a Rating Agency Event); or

•	certain changes in applicable tax laws that impact the deductibility of interest in respect of the Notes (a Tax Deduction Event).

The Notes may also be redeemed or purchased and cancelled as described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” on page 19 of the accompanying prospectus (an “Optional Tax Redemption”). The provisions for optional tax redemption described in the accompanying prospectus will apply to changes in tax treatments occurring after the date of this prospectus supplement.

Events that would constitute an Accounting Event, a Rating Agency Event or a Tax Deduction Event, or permit an Optional Tax Redemption, each as described herein, could occur at any time and could result in the

Notes being redeemed earlier than would otherwise be the case. In the event BP Capital U.K. chooses to redeem the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes.

You will have no right to request or require redemption of the Notes in any circumstance, including upon any decision by BP Capital U.K. to defer payments of interest in accordance with the terms of the Notes. See also the risk factor entitled “The secondary market for the Notes may be illiquid.”

If the Notes are redeemed, the redemption may be a taxable event to you.

Variation or substitution of the Notes without the consent of Noteholder

We may, in our sole discretion and without the consent or approval of Noteholders, elect to substitute Qualifying Securities (as defined herein) for the Notes, or vary the terms of the Notes with the effect that they become or remain Qualifying Securities as an alternative to redemption at any time following the occurrence of a Rating Agency Event, an Accounting Event, a Tax Deduction Event or in circumstances that would permit Optional Tax Redemption. While Qualifying Securities are required to contain terms not materially less favorable to the class of Noteholders taken as a whole (as reasonably determined by us), there can be no assurance that the Qualifying Securities will not have a significant adverse impact on the price of, and/or market for, the Notes or the circumstances of individual Noteholders. In addition, any such substitution or variance could have unexpected commercial consequences depending on the circumstances of an individual Noteholder, and we will consider the impact on the class of Noteholders taken as a whole and are not required to take into account the individual circumstances of each Noteholder.

For further detail regarding the substitution or variation, see “Description of Notes and Guarantee—Redemption Provisions—Substitution or Variation”.

No limitation on issuing senior or pari passu securities

None of the Notes, the Guarantee or the Indenture restrict the amount of securities (including preference shares or other equity securities), guarantees or other liabilities which either of BP Capital U.K. or BP may issue or incur and which would rank senior to, or pari passu with, the Notes or the Guarantee. The issue of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by Noteholders on a Winding-Up of BP Capital U.K. or BP and/or may increase the likelihood of a deferral of interest under the Notes. Further, the terms of such securities, guarantees or other liabilities may include provisions resulting in BP Capital U.K. being required to defer interest under the Notes in circumstances where a deferral of interest is made on such other newly-issued securities, guarantees or liabilities. In addition, under the terms of the Notes and the Guarantee, the issuance of new preference shares or other equity security interests that are Parity Obligations may result in existing securities that until such new issuance were Parity Obligations (including our outstanding cumulative second preference shares of £1 each) being deemed to be Senior Obligations to the Notes and Guarantee, as applicable, following such issuance.

BP Capital U.K. and BP are not prohibited from taking actions that could adversely impact your investment in the Notes

None of the Notes, the Guarantee or the Indenture limit the ability of BP Capital U.K. or BP to incur additional debt, whether secured or unsecured, or issue additional securities (including preference shares or other equity securities). Such debt or securities may rank senior to or pari passu with the Notes and the Guarantee upon Winding-Up of BP Capital U.K. or BP, as the case may be.

Additionally, the Notes, the Guarantee and Indenture do not:

•	require BP Capital U.K. or BP to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	restrict the ability of BP Capital U.K. or BP to repurchase or prepay any of their respective other securities or other indebtedness;

•

restrict the ability of BP Capital U.K. or BP to make investments or to repurchase, pay dividends on or make other payments in respect of BP’s ordinary shares or other securities of BP Capital U.K. or BP ranking junior to the Notes or the Guarantee;

•	restrict the ability of BP Capital U.K. or BP to enter into transactions with affiliates;

•	restrict the ability of BP Capital U.K. or BP to enter into highly leveraged transactions; or

•	require BP Capital U.K. or BP to repurchase the Notes in the event of a change of control.

As a result of the foregoing, when evaluating an investment in the Notes, you should be aware that none of the Notes, the Guarantee or the Indenture restrict BP Capital U.K. or BP’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in such Notes.

BP’s ability to make payments pursuant to the Guarantee depends largely on its subsidiaries and associated companies

The Guarantee is solely an obligation of BP. BP is primarily a holding company and its ability to make payments to Noteholders pursuant to the Guarantee in respect of the Notes depends largely upon the receipt of dividends, distributions, interest or advances from its wholly or partially owned subsidiaries and associated companies. The ability of the subsidiaries and associated companies of BP to pay dividends, distributions, interest or advances may be subject to applicable laws and/or market conditions.

Should BP Capital U.K. default on the Notes, or should BP default on the Guarantee, your right to receive payments on such Notes or Guarantee may be adversely affected by applicable insolvency laws

BP Capital U.K. is incorporated under the laws of England and Wales and BP is incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to BP Capital U.K. or BP are likely to proceed under, and be governed by, UK insolvency law and insolvency proceedings. The procedural and substantive provisions of such insolvency laws are generally more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for BP Capital U.K. or BP or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

The secondary market for the Notes may be illiquid

The Notes may have no established trading market when issued, and one may never develop. If a market does develop, it may not be liquid. While the underwriters have advised BP Capital U.K. that they intend to make a market for the Notes, the underwriters have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. Illiquidity may have an adverse effect on the market value of the Notes. Investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for notes (such as the Notes) that are especially sensitive to interest rate, currency or market risks, are designed for specific investment objectives or strategies or have been structured to meet the investment requirements of limited categories of investors. These types of notes generally would have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a severely adverse effect on the market value of the Notes.

In addition, Noteholders should be aware of the prevailing and widely reported global credit market conditions (which continue at the date of this prospectus supplement) whereby there is a general lack of liquidity in the secondary market for instruments similar to the Notes. Such lack of liquidity may result in investors suffering losses on the Notes in secondary resales even if there is no decline in the performance of the assets of BP Capital U.K. BP Capital U.K. cannot predict when the prevailing market conditions will change and whether, if and when they do change, there will be a more liquid market for the Notes and instruments similar to the Notes at that time.

The interest rate will reset on the relevant First Reset Date and each subsequent relevant Reset Date, and any interest payable after a Reset Date may be less than an earlier fixed rate.

The Interest Rate on the Notes for each relevant Reset Period will equal the Five-Year Treasury Rate in relation to that Reset Period plus the Margin. Therefore, the interest rate after the relevant First Reset Date could be less than the fixed rate for the initial period and any interest payable after the relevant First Reset Date and each subsequent Reset Date may be less than a prior fixed rate. We have no control over the factors that may affect U.S. treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. treasury rates.

Historical U.S. treasury rates are not an indication of future U.S. Treasury rates.

In the past, U.S. treasury rates have experienced significant fluctuations. Noteholders should note that historical levels, fluctuations and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time after the relevant First Reset Date and you should not take the historical U.S. treasury rates as an indication of future Five-Year Treasury Rates.

Credit ratings may change and may not reflect all the risks associated with an investment in the Notes

Moody’s Investors Services, Limited. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) are expected to assign credit ratings to the Notes. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The credit ratings of the Notes will reflect certain rating agencies’ assessments of BP Capital U.K. and BP’s ability to make timely payments of interest on the Notes. Rating agencies use independent methodologies to reach their credit ratings, and we cannot assure the holders of, or potential investors in, the Notes that the credit ratings of the Notes will remain constant for any given period of time or that the credit ratings of the Notes will not be lowered or withdrawn. The Notes’ assigned credit ratings may be raised or lowered depending, among other factors, on the rating agencies’ assessment of BP Capital U.K.’s or BP’s financial strength and the rating agencies’ methodologies for evaluating subordinated debt instruments relative to senior ranking debt. Ratings agencies other than Moody’s and S&P may rate the Notes, and their credit ratings may differ from the credit ratings that will be or are assigned to the Notes by Moody’s and S&P. A downgrade in the credit rating of the Notes will not be an event of default in relation to the Notes, and any change in the credit ratings of the Notes may affect their market price or liquidity.

Any amendment to, clarification of, or change in the assessment criteria under Moody’s or S&P’s hybrid capital methodology or in the interpretation thereof, may result in the Notes no longer being eligible for the same or a higher amount of “equity credit” as was originally attributed to the Notes, and may give BP Capital U.K. the right to elect to redeem, substitute or vary the Notes.

The current International Financial Reporting Standards (“IFRS”) accounting classification of financial instruments such as the Notes as equity instruments may change, which may result in the occurrence of an Accounting Event

In June 2018, the IASB (International Accounting Standards Board) published the discussion paper DP/2018/1 on “Financial Instruments with Characteristics of Equity” (the “DP/2018/1 Paper”) and a public meeting was recently held on this matter. If the proposals set out in the DP/2018/1 Paper are implemented in their current form, the current IFRS accounting classification of financial instruments such as the Notes as equity instruments may change and this may result in the occurrence of an “Accounting Event” (as described in “Description of Notes and Guarantee” below). In such an event, BP Capital U.K. may have the option to redeem, in whole but not in part, the Notes pursuant to the terms of the Notes or vary or substitute them so that they remain or become Qualifying Securities. The implementation of any of the proposals set out in the DP/2018/1 Paper or any other similar such proposals that may be made in the future, including the extent and timing of any such implementation, if at all, is still uncertain. During the 23 October 2019 meeting of the IASB, the potential scope and indicative timetable of the project plan regarding the DP/2018/1 Paper were discussed but no decisions were made. Accordingly, no assurance can be given as to the future classification of the Notes from an accounting perspective or whether any such change may result in the occurrence of an Accounting Event, thereby providing BP Capital U.K. with the option to redeem, substitute or vary the Notes pursuant to the terms of the Notes. The occurrence of an Accounting Event may result in Noteholders receiving a lower than expected yield.

The redemption of the Notes by BP Capital U.K. or the perception that BP Capital U.K. will exercise its optional redemption right might negatively affect the market value of the Notes. During any period when BP Capital U.K. may elect to redeem the Notes, the market value of the Notes generally will not rise substantially above the price at which they can be redeemed.

The substitution or variation of the Notes so that they remain or become Qualifying Securities may have a significant adverse impact on the price of, and/or market for, the Notes or the circumstances of relevant individual Noteholders as further described below under “Description of Notes and Guarantee—Redemption Provisions—Substitution or Variation”.

The U.S. federal income tax consequences of an investment in the Notes are uncertain

There is no authority that directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. We believe that the Notes will be treated as equity for U.S. federal income tax purposes. This characterization will be binding on a Noteholder, unless the Noteholder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return. Our characterization, however, is not binding on the U.S. Internal Revenue Service.

United States holders of Notes could be subject to adverse U.S. federal tax consequences if we are treated as a passive foreign investment company (“PFIC”), and the determination that we are not a PFIC may depend upon the application of proposed regulations that could be withdrawn or changed before they are finalized.

In general, we will be classified as a PFIC for U.S. federal income tax purposes with respect to a United States holder of Notes (as defined in “United States Taxation”) if, for any taxable year, either (i) at least 75 percent of our gross income for the taxable year is passive income or (ii) at least 50 percent of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income (including cash). “Passive income” does not include any income which is interest, a dividend, a rent or royalty, that is received or accrued from certain related persons to the extent such amount is properly allocable to income of such related persons that is not passive income and an instrument generating such income is not treated as passive to the extent that it generates non-passive income. The U.S. Treasury Department has issued proposed regulations under which payments of interest to a related person are treated as passive or non-passive income to the payee on a ratable basis in proportion to the ratio of the payor’s passive and non-passive income for its taxable year to the payor’s total income for the taxable year that ends with or within the taxable year of the payee. Taxpayers may choose to apply the proposed regulations until final regulations are issued, provided they apply the rules consistently.

We believe that we will not be classified as a PFIC with respect to United States holders that choose to apply the proposed regulations, as discussed in “United States Taxation—PFIC considerations”. We have not determined, however, whether we would be a PFIC if a United States holder does not choose to apply the proposed regulations. Accordingly, the determination that we are not a PFIC with respect to a United States holder may depend upon that United States holder choosing to apply the proposed regulations, and applying the regulations consistently. The proposed regulations could be withdrawn or changed before they are finalized, and we cannot be certain we would not be treated as a PFIC if that were to occur.

The determination of whether the Notes should be treated as stock of a PFIC is a factual determination that must be made annually and thus may be subject to change. In addition, the application of the proposed regulations discussed above may depend upon information about the income of certain of our affiliates that may not be available to Noteholders. Accordingly, it is possible that we could become a PFIC in the current or a future taxable year, and that United States holders may have difficulty determining that we are not a PFIC in any particular taxable year.

If we were to be treated as a PFIC in any taxable year during which a United States holder holds Notes, such United States holder could be subject to adverse tax consequences, including with respect to certain distributions on the Notes and any gain realized upon a sale or other disposition of Notes. See “United States Taxation—PFIC considerations”.

DESCRIPTION OF NOTES AND GUARANTEE

This section specifies and modifies the specific financial and legal terms of the Notes and the Guarantee that are more generally described under “Description of Debt Securities and Guarantees” beginning on page 12 of the accompanying prospectus. If anything described in this section is inconsistent with the terms described under “Description of Debt Securities and Guarantees” in the accompanying prospectus, the terms described below shall prevail.

In particular, notwithstanding anything to the contrary in the accompanying prospectus, the Notes and Guarantee are subordinated obligations and will rank pari passu without any preference among themselves and pari passu with any Parity Obligations (as described below), but junior to any Senior Obligations . See “—Subordination and Waiver of Set-off Provisions” below.

Terms of the Notes and Guarantee

•	Issuer: BP Capital U.K.

•	Titles: % Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes (the “Non-Call 5.25 Notes”).

            % Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes (the “Non-Call 10 Notes”, and together with the Non-Call 5.25 Notes, the “Notes”).

•	Guarantor: BP

•	Total Principal Amount being issued: The principal amount of the Non-Call 5.25 Notes is $ ; and the principal amount of the Non-Call 10 Notes is $ .

•	Issue Date: June 22, 2020.

•	Maturity Date: The Notes are perpetual securities in respect of which there is no fixed redemption date.

•	Net Proceeds: The net proceeds of the Notes, before expenses, will be $ .

•

Ranking of the Notes: The Notes are unconditional, unsecured and subordinated obligations of BP Capital U.K. and will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP Capital U.K. but junior to any Senior Obligations of BP Capital U.K. and senior to the Ordinary Shares of BP Capital U.K. See “Subordination and Waiver of Set-off Provisions—Subordination of the Notes” below.

•

Ranking of the Guarantee: The payment of the principal of and interest on the Notes is fully guaranteed by BP. The obligations of BP under the Guarantee are unconditional, unsecured and subordinated and the rights and claims of Noteholders will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP but junior to any Senior Obligations of BP and senior to the Ordinary Shares of BP. See “Subordination and Waiver of Set-off Provisions—Subordination of the Guarantee” below.

•

Deferral of Interest: BP Capital U.K. may elect, in its sole discretion, to defer payment of the amount of interest (in whole or in part) due on any Interest Payment Date in respect of the Notes. See “Interest Rate Provisions—Optional Interest Deferral” below.

Such Deferred Interest Payments (as defined herein) will accrue additional interest at the relevant interest rate prevailing from time to time (which will also be added to any Deferred Interest Payments on each subsequent Interest Payment Date and accrue interest in the same manner). Any such deferred payments and any additional interest thereon are referred to as “Arrears of Interest”. BP Capital U.K. must pay Arrears of Interest in respect of the relevant Notes upon the date for redemption of all the relevant Notes or in certain other limited circumstances, as further described under “Description of Notes and Guarantee—Interest Rate Provisions”.

•	Day Count Convention: Following, Unadjusted.

Interest Rate Provisions

•

Interest Rate: Interest on the Notes will accrue (a) (i) with respect to the Non-Call 5.25 Notes, for the period from (and including) the Issue Date to (but excluding) the relevant First Reset Date at an Interest Rate of                % per annum; and (ii) with respect to the Non-Call 10 Notes, for the period from (and including) the Issue Date to (but excluding) the relevant First Reset Date at an Interest Rate of                % per annum; and (b) from (and including) the relevant First Reset Date, at an Interest Rate per annum equal to the relevant Reset Interest Rate, in each case on the outstanding principal amount of the Notes.

•

Interest Payment Dates: Interest will be payable (subject to Optional Interest Deferral (in whole or in part) as described below) (i) in respect of the Non-Call 5.25 Notes, semi-annually in arrear on March 22 and September 22 of each year, commencing on September 22, 2020, subject to the Day Count Convention, and (ii) in respect of the Non-Call 10 Notes, semi-annually in arrear on June 22 and December 22 of each year, commencing on December 22, 2020, subject to the Day Count Convention.

•	Date Interest Starts Accruing: June 22, 2020.

•	First Interest Payment Date: The First Interest Payment Date will be (i) in respect of the Non-Call 5.25 Notes, September 22, 2020, and (ii) in respect of the Non-Call 10 Notes, December 22, 2020

•	Regular Record Dates for Interest: The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

•

Interest Amount: Subject to Optional Interest Deferral as described below, the amount of interest payable in respect of the Calculation Amount on each Interest Payment Date to (and including) the relevant First Reset Date shall be (i) with respect to the Non-Call 5.25 Notes, $    ; and (ii) with respect to the Non-Call 10 Notes, $    .

Subject to Optional Interest Deferral as described below, the amount of interest payable in respect of the Calculation Amount for any other period for which interest is to be calculated shall be calculated by:

(A)	applying the applicable Interest Rate to the Calculation Amount;

(B)	multiplying the product thereof by the Day Count Fraction; and

(C)	rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

The relevant amount of interest payable in respect of the Notes for any period shall be the product of:

(i)	the relevant amount of interest per Calculation Amount determined as described above; and

(ii)	the number by which the Calculation Amount is required to be multiplied to equal the principal amount of the Notes.

“Calculation Amount” means $1,000.

“Day Count Fraction” means 30/360. Where it is necessary to calculate an amount of interest in respect of any Note for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

•

Interest Periods: The period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

•

Optional Interest Deferral: Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless BP Capital U.K. elects to defer the relevant payment of interest (in whole or in part). BP Capital U.K. may, at its discretion, elect to defer any payment of interest (in whole or in part) (a “Deferred Interest Payment”) which is otherwise scheduled to be paid on an Interest Payment Date. If BP Capital U.K. elects not to make all or part of any payment of interest on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date.

•

Arrears of Interest: Any Deferred Interest Payment shall itself bear interest (such further interest together with the Deferred Interest Payment, being “Arrears of Interest”), at the Interest Rate prevailing from time to time, from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the date on which the Deferred Interest Payment is paid, and interest will be added to such Deferred Interest Payment (and thereafter accumulate additional interest at the Interest Rate prevailing from time to time accordingly) on each Interest Payment Date. Non-payment of Arrears of Interest shall not constitute a default by BP Capital U.K. or BP under the Notes or for any other purpose, unless such payment of Arrears of Interest becomes due and payable in accordance with “—Optional Settlement of Arrears of Interest” or “—Mandatory Payment of Arrears of Interest” as described below or otherwise in accordance with the terms of the Notes.

•

Notice of Interest Deferral: BP Capital U.K. will notify the relevant Noteholders, the Trustee and, if required by the rules of any stock exchange on which the relevant Notes are listed from time to time, such stock exchange, of any determination by it not to pay all or part of the Interest Amount which would otherwise fall due on an Interest Payment Date with respect to the relevant Notes not more than 30 Business Days and not less than five Business Days prior to the relevant Interest Payment Date. Deferral of Interest Amounts will not constitute a default of BP Capital U.K. or BP or any breach of their respective obligations under the relevant Notes, the Guarantee or the Indenture or for any other purpose.

•

Optional Settlement of Arrears of Interest: BP Capital U.K. will be entitled to pay outstanding Arrears of Interest (in whole or in part) at any time on giving notice to the relevant Noteholders not less than ten Business Days before such voluntary payment and specifying (i) the amount of Arrears of Interest to be paid and (ii) the date fixed for such payment.

•	Mandatory Payment of Arrears of Interest: BP Capital U.K. must pay all outstanding Arrears of Interest (in whole but not in part) on the earliest of the following:

(i)	the tenth Business Day following the date on which a Compulsory Arrears of Interest Payment Event occurs;

(ii)	the next scheduled Interest Payment Date in respect of which BP Capital U.K. does not elect to defer the interest accrued in respect of the relevant Interest Period with respect to the relevant Notes;

(iii)	the date on which the relevant Notes are redeemed; or

(iv)	the date on which an order is made or a resolution is passed for the Winding-Up of BP Capital U.K. or BP (other than a Solvent Reorganization of BP Capital U.K. or BP), as the case may be.

BP Capital U.K. will promptly notify the relevant Noteholders, the Trustee and, if required by the rules of any stock exchange on which the relevant Notes are listed from time to time, such stock exchange, of the occurrence of a Compulsory Arrears of Interest Payment Event.

A “Compulsory Arrears of Interest Payment Event” means that:

(a)

BP has resolved to pay or declared a dividend or distribution or makes any other payment on any of its Ordinary Shares, other than (i) in the form of the issuance (or transfer from treasury) of any Ordinary Shares or (ii) a dividend, distribution or payment declared by BP before the earliest notice given by BP Capital U.K. in accordance with “—Notice of Interest Deferral” in respect of the then outstanding Arrears of Interest under the relevant Notes;

(b)

BP Capital U.K. or BP has, directly or indirectly, paid or declared a dividend or distribution, or made any other payment, to any holders of their Parity Obligations, other than a dividend, distribution or payment declared by BP Capital U.K. or BP before the earliest notice given by BP Capital U.K. in accordance with “—Notice of Interest Deferral” in respect of the then outstanding Arrears of Interest under the relevant Notes;

(c)

BP Capital U.K., BP or any Subsidiary of BP Capital U.K. or BP redeems or repurchases any of their Parity Obligations (in each case, other than on a pro rata basis with redemption of the Notes), except where such redemption or repurchase is effected as a public cash tender offer or public exchange offer at a redemption or purchase price per security which is below its par value;

(d)	BP Capital U.K. or BP or any Subsidiary of BP Capital U.K. or BP repurchases any of the Notes; or

(e)

BP or any Subsidiary of BP repurchases any Ordinary Shares of BP, except where such repurchase (1) resulted from the hedging of convertible securities issued by or guaranteed by BP (whether physically or cash settled); or (2) was made by or on behalf of BP or any Subsidiary of BP as part of an intra-day transaction that does not result in an increase in the aggregate number of Ordinary Shares held by or on behalf of BP as treasury shares at 8:30 a.m. London time on the Interest Payment Date on which any outstanding Arrears of Interest were first deferred, except, in each case, (I) if BP Capital U.K., BP or the relevant Subsidiary (as the case may be) is obliged under the terms and conditions of such securities or obligations to make such payment, such redemption or such repurchase or (II) such payment, redemption or repurchase is made or effected by BP Capital U.K., BP or any Subsidiary of BP to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives of BP Capital U.K., BP or the Subsidiary of BP or any associated company or to a trustee or trustees to be held for the benefit of any such person or to the administrator or estate of any such person, in any such case pursuant to any share or option scheme or pursuant to any dividend reinvestment plan or similar plan or scheme.

A Compulsory Arrears of Interest Payment Event shall not occur pursuant to paragraph (b) above in respect of any pro rata payment of deferred or arrears of interest on a Parity Obligation of BP Capital U.K. and/or a Parity Obligation of BP which is made simultaneously with a pro rata payment of any Arrears of Interest with respect to the relevant Notes provided that such pro rata payment of deferred or arrears of interest on a Parity Obligation of BP Capital U.K. or Parity Obligation of BP is not proportionately more than the pro rata settlement of any such Arrears of Interest.

“Subsidiary” means any corporation, partnership or other enterprise in which BP Capital U.K. or BP, as the case may be, directly or indirectly holds in the aggregate more than 50% of the capital or the voting rights.

“Winding-Up” means an order being made, or an effective resolution being passed, for the winding-up of BP Capital U.K. or BP, as the case may be, or an administrator of BP Capital U.K. or BP, as the case may be, being appointed and such administrator giving notice that it intends to declare and distribute a dividend.

•	Reset Date: The Reset Dates will be (a) the relevant First Reset Date and (b) each date that falls five, or a multiple of five, years following the relevant First Reset Date.

•	First Reset Date: The First Reset Date will be (i) in respect of the Non-Call 5.25 Notes, September 22, 2025, and (ii) in respect of the Non-Call 10 Notes, June 22, 2030.

•	Reset Determination Date: The Reset Determination Date will be the day falling two Business Days prior to the relevant Reset Date.

•

Reset Interest Rate: The Reset Interest Rate, in relation to any Reset Period, is the sum of the relevant Five-Year Treasury Rate in relation to that Reset Period plus the Margin applicable to that Reset Period.

•

Reset Period: The period from (and including) the relevant First Reset Date to (but excluding) the next relevant Reset Date, and each successive period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

•

Determination and Publication of Reset Interest Rate: The Reset Interest Rate for each Reset Period will be determined by the Calculation Agent on the relevant Reset Determination Date and promptly notified by the Calculation Agent to BP Capital U.K. and BP. BP Capital U.K. shall notify the Trustee, and if required by the rules of any stock exchange on which the Notes are listed from time to time, to such stock exchange, and to the Noteholders, without undue delay but, in any case, not later than the relevant Reset Date.

•	Calculation Agent: The Bank of New York Mellon Trust Company, N.A.

•

Five-Year Treasury Rate: The Five-Year Treasury Rate will be, as of any Reset Determination Date, the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.

If BP Capital U.K., in its sole discretion, determines that the Five-Year Treasury Rate cannot be determined pursuant to the method described above, BP Capital U.K. may use reasonable efforts to designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Notes or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the Five-Year Treasury Rate. If the Designee determines that there is such an industry-accepted successor rate to the Five-Year Treasury Rate, then the Five-Year Treasury Rate shall be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the Reset Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in the paragraphs above, the rate will be equal to the Five-Year Treasury Rate for the last preceding Reset Period (or, in the case of the first Reset Period, the rate equal to     % per annum).

“H.15” means the daily statistical release designated as such, or any successor publication as determined by BP Capital U.K. in its sole discretion, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Determination Date.

•	Margin:

In respect of the Non-Call 5.25 Notes, the Margin will be:

(a)	for the Reset Period ending on (but excluding) the Reset Date falling on September 22, 2030, [equal to the initial margin] per annum;

(b)

for each Reset Period which falls in the period commencing on (and including) the Reset Date falling on September 22, 2030, and ending on (but excluding) the Reset Date falling on September 22, 2045, [equal to the initial margin + 0.25%] per annum; and

(c)	each subsequent Reset Period, [equal to the initial margin + 1.00%] per annum.

In respect of the Non-Call 10 Notes, the Margin will be:

(a)

for each Reset Period which falls in the period commencing on (and including) the Reset Date falling on June 22, 2030, and ending on (but excluding) the Reset Date falling on June 22, 2050, [equal to the initial margin + 0.25%] per annum; and

(b)	for each subsequent Reset Period, [equal to the initial margin + 1.00%] per annum.

•

Determinations of Calculation Agent Binding: All calculations made for the purposes of the provisions set forth under “Interest Rate Provisions” by the Calculation Agent shall be conclusive and binding absent negligence, willful misconduct or bad faith on BP Capital U.K., BP, the Calculation Agent, the Trustee and all Noteholders. In no event shall the Calculation Agent be responsible for determining any substitute for the Five-Year Treasury Rate, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or for determining whether any successor rate has replaced the Five-Year Treasury Rate, or for determining any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by BP Capital U.K. or its Designee and will have no liability for such actions taken at the direction of BP Capital U.K.

Redemption Provisions

•

No Maturity or Redemption Date: The Notes are perpetual securities in respect of which there is no fixed Redemption Date and BP Capital U.K. shall only have the right to redeem, purchase or substitute or vary the Notes in accordance with “—Optional Redemption on Interest Payment Date”, “—Optional Redemption for Certain Events”, “—Optional Tax Redemption”, “—Substitution or Variation” as described below or otherwise in accordance with the terms of the Notes.

“Redemption Date” means any date on which the relevant Notes become due for redemption in accordance with their terms.

•	First Call Date: In respect of the Non-Call 5.25 Notes, June 22, 2025 and in respect of the Non-Call 10 Notes, March 22, 2030.

•

Optional Redemption: Subject to applicable laws, BP Capital U.K. may, by giving not less than 10 nor more than 60 days’ notice to the Trustee and the relevant Noteholders in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable), redeem the relevant Notes (in whole but not in part) on the relevant First Call Date and on any day thereafter to (and including) the relevant First Reset Date, or on any Interest Payment Date thereafter, at their outstanding principal amount plus any accrued but unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).

•

Optional Redemption for Certain Events: Subject to “—Conditions to the Special Event Redemption and the Substitution or Variation” as described below, if an Accounting Event, Rating Agency Event or a Tax Deduction Event occurs, BP Capital U.K. may, subject to applicable laws, redeem the relevant Notes (in whole but not in part) at their Early Redemption Amount, on the giving of not less than 10 nor more than 60 days’ notice to the Trustee and the Noteholders in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable).

“Early Redemption Amount” means (i) in the case of a Rating Agency Event, an Accounting Event or a Tax Deduction Event where the relevant date fixed for redemption falls prior to the relevant First Call Date, an amount equal to the sum of (x) 100 % of the principal amount of the relevant Note, and (y) 1%

of the principal amount of the relevant Notes (which amount shall represent a fixed interest amount for the period from (and including) the Issue Date up to (but excluding) the relevant Redemption Date payable in addition to any accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest); and (ii) in the case of (x) a Rating Agency Event, an Accounting Event or a Tax Deduction Event where the relevant date fixed for redemption falls on or after the relevant First Call Date or (y) pursuant to an Optional Tax Redemption at any time, an amount equal to 100% of the outstanding principal amount of the relevant Notes, plus, in each case, any accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).

An “Accounting Event” shall occur if, as a result of a change in accounting principles (or interpretation thereof) which have been officially adopted on or after the Issue Date (such date, the “Accounting Event Adoption Date”), but not otherwise, the obligations of BP Capital U.K. under the relevant Notes must not or may no longer be recorded as “equity” in the audited annual or interim consolidated financial statements of BP, in each case prepared in accordance with IFRS or any other accounting standards that BP may adopt in the future for the preparation of its audited annual or interim consolidated financial statements in accordance with United Kingdom company law. The Accounting Event shall be deemed to have occurred on the Accounting Event Adoption Date notwithstanding any later effective date.

A “Rating Agency Event” shall be deemed to occur if BP Capital U.K. or BP has received confirmation from any Rating Agency that, due to any amendment to, clarification of, or change in the assessment criteria under its hybrid capital methodology or in the interpretation thereof, in each case occurring or becoming effective after the Issue Date (or, if “equity credit” is not assigned to the relevant Notes by the relevant Rating Agency on the Issue Date, the date on which “equity credit” is assigned by such Rating Agency for the first time), any or all of the relevant Notes will no longer be eligible (or if the relevant Notes have been partially or fully re-financed since the Issue Date and are no longer eligible for “equity credit” from such Rating Agency in part or in full as a result, any or all of the relevant Notes would no longer have been eligible as a result of such amendment to, clarification of or, change in the assessment criteria or in the interpretation thereof had they not been re-financed) for the same or a higher amount of “equity credit” as was attributed to the relevant Notes as at the Issue Date (or, if “equity credit” is not assigned to the relevant Notes by the relevant Rating Agency on the Issue Date, the date on which “equity credit” is assigned by such Rating Agency for the first time).

“Rating Agency” means each of S&P (or any of its subsidiaries or any successor in business thereto from time to time) and Moody’s (or any of its subsidiaries or any successor in business thereto from time to time) or any other rating agency substituted for either of them by BP Capital U.K. and/or BP.

A “Tax Deduction Event” means (a) that as a result of a Tax Law Change interest paid by BP Capital U.K. on the Non-call 5.25 Notes or the Non-Call 10 Notes or interest paid by BP pursuant to the Guarantee would no longer, or within 90 days of such change or proposed change will no longer, be fully deductible (or the entitlement to make such deduction shall be materially reduced or materially delayed) by BP Capital U.K. or BP (as applicable) for corporate income tax purposes; and/or (b) that, as a result of a Tax Law Change and (i) the Non-Call 5.25 Notes being held by the Noteholders, (ii) the Non-Call 10 Notes being held by the Noteholders, or (iii) the Non-Call 5.25 or the Non-Call 10 Notes being held by the Noteholders together with the Other Hybrid Capital Notes being held by the holders thereof, BP Capital U.K. or BP (or any intra-group borrower under back-to-back lending arrangements within the BP Group) (as applicable) would no longer, or within 90 days of such change or proposed change will no longer, be able to surrender to or receive from companies with which it is grouped for tax purposes (or with which it would be grouped but for any Tax Law Change), losses or other amounts which can be set against the recipient company’s profits (or the amounts capable of being surrendered and set against the recipient company’s profits or the timing of surrender or set off are materially reduced or materially delayed), in either case, as determined in the reasonable opinion of BP Capital U.K. or BP (as applicable) and provided that the foregoing cannot be avoided by BP Capital U.K. or

BP, as the case may be, taking reasonable measures available to it, where references in this definition to the United Kingdom shall be deemed also to refer to any other jurisdiction or relevant authority thereof in which any successor issuer or guarantor of the Notes is incorporated (except that as regards any such jurisdiction, the words “which in each case becomes, or would become, effective on or after the Issue Date” as used in the definition of Tax Law Change shall be replaced with the words “becomes effective after, and has not been announced on or before, the date on which the successor issuer or guarantor, as applicable, is substituted for BP Capital U.K. (or its successor) or BP (or its successor), as applicable)).

For the purposes of the definition of Tax Deduction Event:

Being “grouped for tax purposes” with another company includes, for the avoidance of doubt and without limitation, being a member of the same “group of companies” as the other company, any “consortium condition” being met in respect of the other company or any other relationship sufficient to allow a surrender of losses or other amounts between the two companies for the purposes of Part 5 of the Corporation Tax Act 2010 of the United Kingdom;

“BP Group” means BP and its Subsidiaries from time to time;

“Other Hybrid Capital Notes” means:

(a)	the £ Perpetual Subordinated Non-Call 7 Fixed Rate Reset Notes;

(b)	the € Perpetual Subordinated Non-Call 6 Fixed Rate Reset Notes;

(c)	the € Perpetual Subordinated Non-Call 9 Fixed Rate Reset Notes; and

(d)	the Non-Call 5.25 Notes or the Non-Call 10 Notes (as applicable),

each issued by BP Capital U.K. on or about the Issue Date and unconditionally and irrevocably guaranteed on a subordinated basis by BP;

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act 2006 of the United Kingdom; and

“Tax Law Change” means (i) a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax, including any treaty to which the United Kingdom is a party, (ii) any change in the application or official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or (iii) any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such laws or regulations or interpretation thereof that differs from the previously generally accepted position in relation to similar transactions, which in each case becomes or would become effective on or after the Issue Date.

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Optional Tax Redemption: Subject to “—Conditions to the Special Event Redemption and the Substitution or Variation” as described below and on the giving of not less than 10 nor more than 60 days’ notice to the Trustee and the relevant Noteholders in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable), the relevant Notes may be redeemed or purchased and cancelled (in whole but not in part) as described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” on page 19 of the accompanying prospectus. The provisions for optional tax redemption described in the accompanying prospectus will apply to changes in tax treatments occurring after the date of this prospectus supplement. Additionally, references in those provisions to the United Kingdom shall be deemed also to refer to any other jurisdiction or relevant authority thereof in respect of which any successor issuer or guarantor is required to pay additional amounts pursuant to Section 1010 of the Indenture (except that as regards any such jurisdiction, the provisions for optional tax redemption described in the accompanying prospectus will apply to changes in tax treatments in those jurisdictions (as applicable) occurring after the date of the relevant succession). The relevant Notes may be redeemed, purchased or cancelled at their Early Redemption Amount (as defined above).

•

Substitution or Variation: If a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur (a “Substitution or Variation Event”) has occurred and is continuing, then BP Capital U.K. or BP may, as an alternative to redemption, subject to the conditions set forth under “—Conditions to Special Event Redemption and Substitution or Variation” (without any requirement for the consent or approval of the Noteholders) and subject to the Trustee, immediately prior to the giving of any notice referred to herein, having received an officers’ certificate and an opinion of counsel (each as defined in the Indenture), each stating to the effect that the provisions of this section have been complied with, and having given not less than 10 nor more than 60 days’ notice to the Trustee, the Calculation Agent and the relevant Noteholders (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the relevant Notes for, or (ii) vary the terms of the relevant Notes with the effect that they remain or become (as the case may be), Qualifying Securities, and the Noteholders shall be bound by such substitution or variation.

Upon expiry of such notice, BP Capital U.K. or BP will either vary the terms of or, as the case may be, substitute the relevant Notes in accordance with this section.

In connection with the substitution of Qualifying Securities for the relevant Notes or the variation of the terms of the relevant Notes, each Noteholder by the purchase of the relevant Notes authorizes the Trustee to, and the Trustee shall, authenticate such new notes in accordance with Section 303 of the Indenture.

In connection with any substitution or variation in accordance with this section, BP Capital U.K. will comply with the rules of any stock exchange on which the relevant Notes are for the time being listed or admitted to trading.

Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not give rise to any other Substitution or Variation Event with respect to the Qualifying Securities.

Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not result in the Qualifying Securities no longer being eligible for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as is attributed to the relevant Notes on the date notice is given to Noteholders of the substitution or variation. In no event shall the Trustee have any responsibility whatsoever to determine whether any such substitution or variation results in the Qualifying Securities.

Any such substitution or variance could have unexpected commercial consequences depending on the circumstances of an individual Noteholder, and we will consider the impact on the class of Noteholders taken as a whole and are not required to take into account the individual circumstances of each Noteholder.

“Qualifying Securities” means securities that contain terms not materially less favorable to the class of Noteholders of the Non-Call 5.25 Notes or Non-Call 10 Notes, as the case may be, and in each case taken as a whole, than the terms of the respective Notes (as reasonably determined by BP Capital U.K. (in consultation with an independent investment bank or counsel of international standing)) and provided that an officers’ certificate to such effect (and confirming that the conditions set out in (a) to (j) below have been satisfied) shall have been delivered to the Trustee prior to the substitution or variation of the relevant Notes upon which certificate the Trustee shall rely absolutely). Such Qualifying Securities:

(a)	shall be issued by (x) BP Capital U.K. (or any successor thereto as issuer of the relevant Notes) with a guarantee of BP (or any successor thereto as guarantor of the relevant Notes), (y) BP or

(z) a wholly owned direct or indirect finance subsidiary of BP with a guarantee of BP (or any successor thereto as guarantor of the relevant Notes); and

(b)

(and/or, as appropriate, the guarantee as aforesaid) shall rank pari passu on a Winding-Up of BP Capital U.K. (or any successor thereto as issuer of the relevant Notes) with the relevant Notes or on a Winding-Up of BP (or any successor thereto as guarantor of the relevant Notes) with the Guarantee; and

(c)	shall contain terms which provide for the same or a more favorable Interest Rate from time to time applying to the relevant Notes and preserve the same Interest Payment Dates; and

(d)

shall preserve the obligations (including the obligations arising from the exercise of any right) of BP Capital U.K. (or any successor thereto as issuer of the relevant Notes) as to redemption of the relevant Notes, including (without limitation) as to timing of, and amounts payable upon, such redemption; and

(e)

shall preserve any existing rights under the terms of the relevant Notes to any accrued interest, any Deferred Interest Payments, any Arrears of Interest and any other amounts payable under the relevant Notes which, in each case, has accrued to Noteholders and not been paid; and

(f)	shall not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

(g)

shall otherwise contain substantially identical terms (as reasonably determined by BP Capital U.K. (or any successor thereto as issuer of the relevant Notes)) to the relevant Notes, save where (without prejudice to the requirement that the terms are not materially less favourable to the class of relevant Noteholders taken as a whole than the terms of the relevant Notes as described above) any modifications to such terms are required to be made to avoid the occurrence or effect of a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur; and

(h)

shall, immediately after such substitution or variation, be assigned at least the same credit rating(s) by the same Rating Agencies as may have been assigned to the relevant Notes at the invitation of or with the consent of BP Capital U.K. (or any successor thereto as issuer of the relevant Notes) immediately prior to such substitution or variation; and

(i)	shall not provide for the mandatory deferral or cancellation of payments of interest and/or principal; and

(j)

shall be (x) listed on the Official List and admitted to trading on the London Stock Exchange plc’s Main Market or (y) listed on such other stock exchange as is a Recognised Stock Exchange at that time or admitted to trading on a Multilateral Trading Facility as selected by BP Capital U.K (or any successor thereto as issuer of the relevant Notes).

For the purposes of the definition of Qualifying Securities:

“Multilateral Trading Facility” means a multilateral trading facility described in section 987(1)(b) of the Income Tax Act 2007 of the United Kingdom, as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time;

“Official List” means the Official List of the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 of the United Kingdom (as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time); and

“Recognised Stock Exchange” means a recognised stock exchange as defined in section 1005 of the Income Tax Act 2007 of the United Kingdom as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

•

Conditions to Special Event Redemption and Substitution and Variation: Prior to the publication of any notice of redemption pursuant to the provisions set for under “—Redemption Provisions” (other than redemption pursuant to “—Redemption Provisions—Optional Redemption”) or any notice of substitution or variation pursuant to the provisions set forth in “—Substitution or Variation”, BP Capital U.K. or BP will deliver to the Trustee an officers’ certificate stating that the relevant requirement or circumstance giving rise to the right to redeem, substitute or vary is satisfied, and where the relevant Special Event requires measures reasonably available to BP Capital U.K. to be taken, the relevant Special Event cannot be avoided by BP Capital U.K. taking such measures. In relation to a substitution or variation pursuant to the provisions set forth in “—Substitution or Variation”, such certificate shall also include further certifications that the criteria specified in paragraphs (a) to (j) of the definition of Qualifying Securities will be satisfied by the Qualifying Securities upon issue and that such determinations were reached by BP Capital U.K. in consultation with an independent investment bank or counsel of international standing. The Trustee may rely absolutely upon and shall be entitled to accept such officers’ certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs, in which event it shall be conclusive and binding on the relevant Noteholders.

Any redemption of the Notes in accordance with conditions set forth under “Redemption—Optional Redemption for Certain Events” in respect of an Accounting Event or Rating Agency Event, shall be conditional on all outstanding Arrears of Interest being paid in full in accordance with the provisions under “Interest Rate Provisions—Optional Interest Deferral” on or prior to the date thereof, together with any accrued and unpaid interest up to (but excluding) such redemption, substitution or, as the case may be, variation date, with respect to the relevant Notes.

The Trustee is under no obligation to ascertain whether any Special Event or any event which could lead to the occurrence of, or could constitute, any such Special Event has occurred and, until it shall receive an officers’ certificate pursuant to the Indenture to the contrary, the Trustee may assume that no such Special Event or such other event has occurred.

“Special Event” means any of an Accounting Event, a Rating Agency Event, a Tax Deduction Event, an event that permits an Optional Tax Redemption to occur or any combination of the foregoing.

Subordination and Waiver of Set-off Provisions

•

Subordination of the Notes: The payment obligations of BP Capital U.K. under the Notes shall, save for such exceptions as may be provided by applicable legislation, at all times rank in the event of a Winding-Up of BP Capital U.K.:

(a)	junior to the rights and claims of the holders of Senior Obligations of BP Capital U.K.;

(b)	pari passu with the rights and claims of any holders of Parity Obligations of BP Capital U.K.; and

(c)	senior to the rights and claims of the holders of Ordinary Shares of BP Capital U.K.

To give effect to the intended ranking described above, if at any time a Winding-Up of BP Capital U.K. occurs (otherwise than for the purposes of a Solvent Reorganization of BP Capital U.K.), the amount payable by BP Capital U.K. to a Noteholder under or in relation to such Noteholder’s Notes (in lieu of any other payment by BP Capital U.K. to such Noteholder under or in relation to the Notes, including pursuant to the terms of the Notes or the Indenture) shall be the amount that would have been payable to such Noteholder if, immediately prior to and throughout such Winding-Up, such Noteholder was the holder of Notional Preference Shares in BP Capital U.K. For the purposes only of that calculation, in respect of each Note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest) a Noteholder will be deemed to hold a Notional Preference Share in BP Capital U.K. entitling the holder thereof to receive in respect of such Notional Preference Share an amount in the Winding-Up of BP Capital U.K. that is equal to the principal amount of the relevant Note and any accrued but unpaid interest and any outstanding Arrears of Interest in respect of such interest (without double counting) (and, in the case of an administration, on the same assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a Winding-Up).

Amounts payable to the Noteholders of the Notes pursuant to this provision will only be paid after the debts owing to the holders of the Senior Obligations of BP Capital U.K. have been paid in full.

Nothing in this provision or “—Events of Default Provisions” below shall affect, apply to or prejudice the payment or reimbursement of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.

The subordination provisions applicable to the Notes will be governed by English law.

•

Subordination of the Guarantee: Payment of the principal, interest and all other moneys payable by BP Capital UK under or pursuant to the Notes has been unconditionally and irrevocably guaranteed by BP. For the avoidance of doubt, any Arrears of Interest will not become subject to the Guarantee until they constitute a Mandatory Payment of Arrears of Interest. The obligations of BP under the Guarantee constitute unconditional, unsecured and subordinated obligations of BP. The subordination provisions applicable to the Guarantee will be governed by English law.

The payment obligations of BP under the Guarantee shall, save for such exceptions as may be provided by applicable legislation, at all times rank in the event of a Winding-Up of BP:

(a)	junior to the rights and claims of the holders of Senior Obligations of BP;

(b)	pari passu with the rights and claims of any holders of Parity Obligations of BP; and

(c)	senior to the rights and claims of the holders of the Ordinary Shares of BP.

To give effect to the intended ranking described above, if at any time a Winding-Up of BP occurs (otherwise than for the purposes of a Solvent Reorganization of BP), the amount payable by BP to a Noteholder under or in relation to the Guarantee (in lieu of any other payment by BP to such Noteholder under or in relation to the Guarantee), shall be the amount that would have been payable to such Noteholder if, immediately prior to and throughout such Winding-Up, such Noteholder was the holder of Notional Preference Shares in BP. For the purposes only of that calculation, in respect of each Note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest payment) a Noteholder will be deemed to hold a Notional Preference Share in BP entitling the holder thereof to receive in respect of such Notional Preference Share an amount in the Winding-Up of BP that is equal to the principal amount of the relevant Note and any accrued but unpaid interest and any outstanding Arrears of Interest in respect of such interest (without double counting) (and, in the case of an administration, on the assumption that the shareholders were entitled to claim and recover in respect of their shares to the same degree as in a Winding-Up). For the purpose of construing the provisions of the Guarantee and BP’s payment obligations in respect thereof, the latter amounts shall be treated as due and payable by the Issuer on the date such Winding-Up order of BP Capital U.K. is made or such resolution is passed or notice is given, as the case may be and, consequently, a claim under the Guarantee in respect of such amount may be made on, or at any time after, such date.

Amounts payable to the Noteholder upon Winding-Up will only be paid after the debts owing to the holders of the Senior Obligations of BP have been paid in full. As of March 31, 2020, BP had outstanding 5,473,414 cumulative second preference shares of £1 each, which will rank as Parity Obligations to the Guarantee as of the Issue Date. As of March 31, 2020, BP also had outstanding 7,232,838 cumulative first preference shares of £1 each, which will rank as Senior Obligations to the Guarantee as of the Issue Date.

Nothing in this provision or “—Events of Default Provisions” below shall affect, apply to or prejudice the payment or reimbursement of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.

The subordination provisions applicable to the Guarantee will be governed by English law.

•	Defined Terms: The following definitions shall apply to Subordination of the Notes and Subordination of the Guarantee provisions:

“Notional Preference Shares” means, with respect to BP Capital U.K. or BP, as the case may be, a notional class of preference shares in the capital of BP Capital U.K. or BP, as the case may be: (i) ranking junior to the claims of all holders of Senior Obligations of BP Capital U.K. or BP, as the case may be; (ii) having an equal right to return of assets in the Winding-Up of BP Capital U.K. or BP, as the case may be, and so ranking pari passu with any Parity Obligations of BP Capital U.K. or BP, as the case may be; and (iii) having a right to return of capital ahead of, and so ranking ahead of, the claims of holders of the Ordinary Shares of BP Capital U.K. or BP, as the case may be.

“Parity Obligations” means, with respect to BP Capital U.K. or BP, as the case may be: (a) the most junior class of preference share capital of BP Capital U.K. or BP, as the case may be; and (b) any other security, guarantee or other instrument issued by, or any other obligation of BP Capital U.K. or BP, as the case may be, which ranks or is expressed to rank pari passu with BP Capital U.K.’s obligations under the Notes or BP’s obligations under the Guarantee, including the Other Hybrid Capital Notes.

“Ordinary Shares” means (i) any ordinary shares in the capital of BP Capital U.K. or BP, as the case may be, or (ii) any present or future shares of any other class of shares of BP Capital U.K. or BP, as the case may be, ranking pari passu with the ordinary shares of BP Capital U.K. or BP, as the case may be or, in either case, any depository or other receipts or certificates, including American depositary receipts representing such shares.

“Senior Obligations” means all obligations of BP Capital U.K. or BP, as the case may be, but excluding any Parity Obligations and any Ordinary Shares of BP Capital U.K. or BP, as the case may be.

“Solvent Reorganization” means, in any such case, a solvent Winding-Up for the purposes of a reorganization, reconstruction, amalgamation or the substitution in place of BP Capital U.K. or BP, as the case may be, of a Successor in Business, the terms of which reorganization, reconstruction, amalgamation or substitution (x) have previously been approved by way of a supplemental indenture to the Indenture which has been approved by the holders of the Notes in accordance with the terms of the Indenture and (y) do not provide that the Notes shall thereby become redeemable or repayable.

For these purposes, “Successor in Business” means, in relation to BP Capital U.K. or BP, as applicable, any company which, as a result of any amalgamation, merger or substitution: (i) owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by BP Capital U.K. or BP (as applicable) immediately prior thereto; and (ii) carries on, as successor to BP Capital U.K. or BP (as applicable), the whole or substantially the whole of the business carried on by BP Capital U.K. or BP as applicable) immediately prior thereto. Any such substitution in place of BP Capital U.K. or BP shall only be permitted if it does not result in the Notes no longer being eligible for the same, or a higher amount of, “equity credit” as is attributed to the Notes on the date notice is given to the holder of the Notes of the aforementioned substitution.

•

Waiver of Set-off: To the extent and in the manner permitted by applicable law, neither the Trustee (in respect of amounts owed to the Trustee by BP Capital U.K. or BP, as the case may be, in respect of, and arising from, the Notes and/or the Guarantee, as applicable, but not in respect of any costs, charges, indemnities, remuneration fees, liabilities or expenses owed to the Trustee by BP Capital U.K. or BP, as the case may be) nor any Noteholder may exercise, claim or plead any right of set-off, counterclaim, compensation or retention in respect of any amount owed to it by BP Capital U.K. or BP, as the case may be, in respect of, or arising from, the Notes and/or the Guarantee, as applicable, and each Noteholder will, by virtue of its holding of any Note, be deemed to have waived and to have directed and authorized the Trustee on its behalf to have waived, all such rights of set-off, counterclaim, compensation or retention. Notwithstanding the preceding sentence, if any of the rights and claims of any Noteholder in respect of or arising under the Notes or the Indenture are discharged by set-off, such Noteholder will immediately pay an amount equal to the amount of such discharge to BP Capital U.K.

or, if applicable, the liquidator, trustee, receiver or administrator of BP Capital U.K. and, until such time as payment is made, will hold a sum equal to such amount on trust for BP Capital U.K. or, if applicable, the liquidator, trustee, receiver or administrator in the relevant liquidation, winding-up or administration. Accordingly, such discharge will be deemed not to have taken place.

Nothing in this provision or “—Events of Default Provisions” below shall affect, apply to or prejudice the payment or reimbursement of the fees, costs, charges, expenses, indemnities, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.

The waiver of set-off provisions applicable to the Notes and the Guarantee will be governed by English law.

Events of Default Provisions

The events of default provisions of the Indenture describing certain events of default (Sections 501(1)-(7)), providing for collection suits (Section 503) and providing for limitations on suits (Section 507), as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Default and Related Matters—Events of Default”, shall not apply to the Notes. The following provisions apply in respect of the Notes:

•

Events of Default: An Event of Default under the relevant Notes occurs only in the event of a Winding-Up of BP Capital U.K. or BP other than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP.

If, for a period of 30 days or more, BP Capital U.K. or BP are in default in the payment of any principal or interest (including any Arrears of Interest) in respect of the relevant Notes which is due and payable (a “Payment Default”), then BP Capital U.K. and/or BP, as the case may be, will be deemed to be in default under the Indenture and the relevant Notes, and the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, take such actions as set forth under “—Proceedings” or “—Enforcement” below to institute actions, steps or proceedings for the Winding-Up of BP Capital U.K. and/or BP. For the avoidance of doubt, a Payment Default is not an Event of Default and shall not result in any right of Acceleration pursuant to Section 502 of the Indenture.

•

Proceedings: If a Payment Default occurs and is continuing, then BP Capital U.K. or BP, as the case may be, shall, without notice from the Trustee, be deemed to be in default under the Indenture and the relevant Notes and (subject to the provisions set forth below) the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, institute actions, steps or proceedings for the Winding-Up of BP Capital U.K. and/or BP and/or prove in the Winding-Up of BP Capital U.K. and/or BP and/or claim in the liquidation or administration of BP Capital U.K. and/or BP, such claim being subordinated, and for the amount, as provided in “—Subordination and Waiver of Set-off Provisions”.

•

Enforcement: Without prejudice to “—Proceedings” and subject to the provisions set forth below, the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, at any time and without further notice, institute such proceedings or take such steps or actions against BP Capital U.K. and/or BP as it may think fit to enforce any term or condition binding on BP Capital U.K. and/or BP under the Indenture or the relevant Notes, but in no event shall BP Capital U.K. and/or BP, by virtue of the institution of any such proceedings, steps or actions, be obliged to pay any sum or sums in cash or otherwise, sooner than the same would otherwise have been payable by it under the Indenture or the relevant Notes.

•

Entitlement of Trustee: The Trustee shall not be bound to take any of the actions referred to in the provisions set forth under “—Proceedings” or “—Enforcement” above against BP Capital U.K. and/or BP to enforce the terms of the Indenture or the relevant Notes at the request of the Noteholders or take any other action or step under or pursuant to the terms of the relevant Notes or the Indenture unless

(i) it shall have been so requested in writing by the Noteholders of at least 25% in principal amount of the relevant Notes then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded by the relevant Noteholders to its satisfaction. However, if a Payment Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the request of the Noteholders of at least 25% in principal amount of the relevant Notes then outstanding.

•

Right of Noteholders: No Noteholder shall be entitled to proceed directly against BP Capital U.K. or BP or to institute proceedings for the Winding-Up or claim in the liquidation of BP Capital U.K. or BP or to prove in such Winding-Up unless the Trustee, having become so bound to proceed, institute, prove or claim, fails to do so within a 60 day period and such failure shall be continuing, in which case the Noteholder shall have only such rights against BP Capital U.K. or BP as those which the Trustee is entitled to exercise as set out in this section.

•

Extent of Noteholders’ Remedy: No remedy against BP Capital U.K. or BP, other than as referred to in this section, shall be available to the Trustee or the Noteholders, whether for the recovery of amounts owing in respect of the relevant Notes or under the Indenture or in respect of any breach by BP Capital U.K. or BP of any of their other obligations under or in respect of the relevant Notes or under the Indenture. For the avoidance of doubt, nothing in the foregoing shall (i) prevent the Trustee from proving in any Winding-Up (otherwise than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP, as the case may be) or administration of BP Capital U.K. or BP and/or claiming in any liquidation of BP Capital U.K. or BP (even if not instituted by the Trustee), or (ii) impair the right of any Noteholder to receive payment of principal, premium or interest (including Arrears of Interest) on such Noteholder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Noteholder’s Notes.

Miscellaneous

•

Further Issuances: BP Capital U.K. may, at its sole option, at any time without the consent of the existing Noteholders issue additional Notes in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the Issue Date, issue price and, possibly, the First Call Date, the First Reset Date and the date interest starts accruing) identical to the Notes issued hereby. These additional Notes will be deemed part of the same series as the Notes issued hereby and will provide the holders of these additional notes the right to vote together with holders of the Notes issued hereby, provided that such additional notes will be only issued if they are fungible with the original Notes for U.S. federal income tax purposes.

•	Denomination: The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 thereafter.

•

Business Day: If any payment is due in respect of the Notes on a day that is not a business day, it will be made on the next following business day, provided that no interest will accrue on the payment so deferred. A “Business Day” for these purposes is any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

•

Payment of Additional Amounts: In the event that BP Capital U.K. is required to withhold any taxes by the laws of the jurisdiction in which BP Capital U.K. is incorporated from a payment of principal or interest in respect of the Notes, or that BP is required to withhold any taxes by the laws of the jurisdiction in which BP is incorporated from a payment under the Guarantee, BP Capital U.K. or BP, as applicable, will be required, subject to certain exceptions, to pay you an additional amount so that the net amount you receive is the amount specified in the Notes to which you are entitled. For further details, see “Description of Debt Securities and Guarantees—Payment of Additional Amounts” on pages 18-19 of the accompanying prospectus. In addition to the exceptions to the obligation to pay additional amounts set out under “Description of Debt Securities and Guarantees—Payment of Additional Amounts” on pages 18-19 of the accompanying prospectus, BP Capital U.K. or BP, as applicable will not have to pay additional amounts which would not have been imposed but for the existence of any present or former connection between the Noteholder or the beneficial owner of the Notes and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, the Noteholder or the beneficial owner of the Notes being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein.

•

Form of Notes: The Notes will be issued as one or more global securities. You should read “Legal Ownership—Global Securities” beginning on page 10 of the accompanying prospectus for more information about global securities.

•	Name of Depositary: The Depository Trust Company, commonly referred to as “DTC”.

•

Trading through DTC, Clearstream, Luxembourg and Euroclear: Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme, in Luxembourg (“Clearstream, Luxembourg”), customers and/or Euroclear Bank S.A./N.V. (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. For more information about global securities held by DTC through Clearstream, Luxembourg or Euroclear, you should read “Clearance and Settlement” beginning on page 22 of the accompanying prospectus.

•	Listing: Application will be made to list the Notes on the New York Stock Exchange though neither BP Capital U.K. nor BP can guarantee such listing will be obtained.

•	Sinking Fund: There is no sinking fund.

•

Trustee: BP Capital U.K. will issue the Notes under an indenture with The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee, dated as of March 8, 2002, which is referred to on page 12 of the accompanying prospectus, as supplemented by a supplemental indenture with The Bank of New York Mellon Trust Company, N.A., as Trustee, to be entered into on June 22, 2020 (the “Indenture”).

•

Use of Proceeds: The net proceeds from the sale of the Notes will be used for general corporate purposes, including working capital for BP or other companies in the BP group and the repayment of existing borrowings of BP and its subsidiaries.

•

Governing Law and Jurisdiction: The Indenture, the Notes and the Guarantee are governed by New York law, except for the subordination provisions and waiver of set-off provisions in respect of each, which will be governed by English law. Any legal proceedings arising out of or based upon the Indenture, the Notes or the Guarantee may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

BP Capital U.K.’s principal executive offices are located at Chertsey Road, Sunbury on Thames, Middlesex TW16 7BP, England.

GENERAL INFORMATION

Intent-Based Replacement Disclosure

BP Capital U.K. and BP each intend (without thereby assuming a legal obligation), during the period from and including the Issue Date to but excluding (i) September 22, 2045 in respect of the Non-Call 5.25 Notes, and (ii) June 22, 2050 in respect of the Non-Call 10 Notes, that in the event of a redemption of the Notes at BP Capital U.K.’s or BP’s option pursuant to the Optional Redemption or a repurchase of the Notes, if the Notes are assigned an “equity credit” (or such similar nomenclature then used by S&P) by S&P at the time of such redemption or repurchase, it will redeem or repurchase the Notes only to the extent the Aggregate Equity Credit of the Notes to be redeemed or repurchased does not exceed the Aggregate Equity Credit received by BP or any Subsidiary from the sale or issuance by BP or any Subsidiary to third party purchasers (other than group entities of BP) of replacement securities (but taking into account any changes in the assessment criteria under S&P hybrid capital methodology or the interpretation thereof since the issuance of the Notes) (the “Restrictions”).

For the purpose of the Restrictions, Aggregate Equity Credit means:

(a)	in relation to the Notes, the part of the aggregate Principal Amount of each Series of the Notes that was assigned “equity credit” by S&P at the time of their issuance; and

(b)

in relation to replacement securities, the part of the net proceeds received from issuance of such replacement securities that was assigned “equity credit” by S&P at the time of their sale or issuance (or the “equity credit” S&P has confirmed will be assigned by it upon expiry or waiver of issuer call rights which prevent the assignment of “equity credit” by S&P on the issue date of such replacement securities).

The intention described above does not apply:

(i)

if, on the date of such redemption or repurchase, the rating assigned by S&P to BP is the same as or higher than the long-term corporate credit rating assigned to BP on the date when the most recent additional hybrid security issued directly or indirectly by BP was issued (excluding refinancings) and BP is of the view that such rating would not fall below such level as a result of such redemption or repurchase; or

(ii)	if, on the date of such redemption or repurchase, BP no longer has a corporate issuer credit rating by S&P; or

(iii)

in the case of a repurchase of the Notes if such repurchase, taken together with other repurchases of hybrid securities issued directly or indirectly by BP, is of less than (x) 10 per cent. of the aggregate principal amount of the outstanding hybrid securities issued directly or indirectly by BP in any period of 12 consecutive months or (y) 25 per cent. of the aggregate principal amount of the outstanding hybrid securities issued directly or indirectly by BP in any period of 10 consecutive years, provided that in each case such repurchase has no materially negative effect on BP’s credit profile; or

(iv)

if, on the date of such redemption or repurchase, the statements made in the Restrictions set forth above are no longer required for the Notes to be assigned an “equity credit” by S&P that is equal to or greater than the “equity credit” assigned by S&P on the Issue Date; or

(v)

if such replacement would cause the outstanding hybrid capital issued directly or indirectly by BP which is assigned “equity credit” by S&P to exceed the maximum aggregate principal amount of hybrid capital which S&P, under its then prevailing methodology, would assign “equity credit” based on BP’s adjusted total capitalisation.

Concurrent EUR/GBP Notes Offering

Concurrently with this proposed offering of the Notes, BP Capital U.K. is undertaking an offering of subordinated debt securities solely outside of the United States to non-U.S. persons in reliance on Regulation S under the Securities Act, as amended (the “EUR/GBP Notes”). The offering of the EUR/GBP Notes is expected to complete on or about the date of completion of the offering of the Notes. The proposed offering of Notes and the proposed offering of EUR/GBP Notes are separate and not conditional upon each other.

Nothing in this prospectus supplement constitutes, or may be construed as, an offer to purchase, or a solicitation of an offer to buy, the EUR/GBP Notes.

Documents Available

BP files annual reports and other reports and information with the Securities and Exchange Commission (the “SEC”). BP’s filings are also available to the public at the SEC’s website at http://www.sec.gov.

The SEC allows BP to incorporate by reference in the prospectus supplement information contained in documents that BP files with the SEC. The information that BP incorporates by reference is an important part of this prospectus supplement and the attached prospectus. BP incorporates by reference in this prospectus supplement the following documents and any future filings that it makes with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until the completion of the offerings using this prospectus supplement and the attached prospectus:

•	Annual Report of BP on Form 20-F for the fiscal year ended December 31, 2019, dated March 18, 2020 (the “2019 Form 20-F”);

•	Amendment No. 1 to the 2019 Form 20-F, dated March 27, 2020; and

•	Form 6-K filed with the SEC on the following dates, each of which indicates on its cover that it is incorporated by reference: April 1, 2020, April 28, 2020, April 29, 2020 and June 15, 2020.

The information that BP files with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that are incorporated by reference in this prospectus supplement.

The Annual Report on Form 20-F for the fiscal year ended December 31, 2019 of BP contains a summary description of BP’s business and audited consolidated financial statements with a report by BP’s independent registered public accounting firm. The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and IFRS as adopted by the European Union (“EU”). IFRS as adopted by the EU differs in certain respects from IFRS as issued by the IASB; however, the differences have no impact on the group’s consolidated financial statements for the years presented.

You may request a copy of the filings referred to above, excluding the exhibits to such filings, at no cost, by writing or telephoning BP at the following address:

BP p.l.c.

1 St. James’ Square

London SW1Y 4PD

United Kingdom

Tel. No.: +44 (0) 20 7496 4000

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that BP Capital U.K. and BP prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. Neither BP Capital U.K. nor BP has authorized anyone to provide you with different information. BP Capital U.K. is not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Furthermore, each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of BP Capital U.K. or BP since the date thereof or that the information contained therein is current as of any time subsequent to its date.

Notices

As long as the Notes are issued in global form, notices to be given to Noteholders will be given to DTC, in accordance with its applicable procedures from time to time.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Clearance Systems

The Notes have been accepted for clearance through the DTC, Euroclear and Clearstream, Luxembourg systems. The Non-Call 5.25 Notes have the following codes: CUSIP                  and ISIN                 . The Non-Call 10 Notes have the following codes: CUSIP                  and ISIN                 .

CAPITALIZATION AND INDEBTEDNESS

The following table shows the unaudited consolidated capitalization and indebtedness of the BP group as of March 31, 2020 in accordance with IFRS:

As of March 31, 2020
(US$ millions)
Share capital and reserves
Capital shares (1)-(2)	5,374
Paid-in surplus (3)	14,105
Merger reserve (3)	27,206
Treasury shares	(13,953)
Cash flow hedge reserve	(757)
Costs of hedging reserve	(82)
Foreign currency translation reserve	(11,037)
Profit and loss account	67,430
BP shareholders’ equity	88,286

Finance debt and lease liabilities (4)-(6)
Lease liabilities due within one year	2,097
Finance debt due within one year	12,376
Lease liabilities due after more than one year	7,276
Finance debt due after more than one year	56,741
Total finance debt and lease liabilities	78,490

Total (7)	166,776

(1)

Issued share capital as of March 31, 2020 comprised 20,258,850,956 ordinary shares, par value US$0.25 per share, 5,473,414 cumulative second preference shares, par value £1 per share and 7,232,838 cumulative first preference shares, par value £1 per share. This excludes 1,156,931,394 ordinary shares which have been bought back and are held in treasury by BP. These shares are not taken into consideration in relation to the payment of dividends and voting at shareholders’ meetings.

(2)	Capital shares represent the ordinary and preference shares of BP which have been issued and are fully paid.

(3)	Paid-in surplus and merger reserve represent additional paid-in capital of BP which cannot normally be returned to shareholders.

(4)	Finance debt and lease liabilities recorded in currencies other than US dollars has been translated into US dollars at the relevant exchange rates existing on March 31, 2020.

(5)

Finance debt and lease liabilities presented in the table above consists of borrowings and obligations under finance leases. This includes one hundred percent of lease liabilities for joint operations where BP is the only party with the legal obligation to make lease payments to the lessor. Other contractual obligations are not presented in the table above—see BP Annual Report and Form 20-F 2019—Liquidity and capital resources for further information

(6)

At March 31, 2020, the parent company, BP p.l.c., had issued guarantees totaling $65,006 million relating to finance debt of subsidiaries. Thus 94% of the group’s finance debt had been guaranteed by BP p.l.c. At March 31, 2020, $153 million of finance debt was secured by the pledging of assets. The remainder of finance debt was unsecured

(7)

At March 31, 2020 the group had issued third-party guarantees under which amounts outstanding, incremental to amounts recognized on the group balance sheet, were $716 million in respect of the borrowings of equity-accounted entities and $515 million in respect of the borrowings of other third parties.

(8)	On 6 and 7 April 2020, in the ordinary course of business, the group issued bonds totaling $6.8 billion with maturity dates ranging from 3 to 12 years.

UNITED STATES TAXATION

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF THE NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

This section describes the material U.S. federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire Notes in the offering and you hold your Notes as capital assets for tax purposes. This section addresses only U.S. federal income taxation and does not address all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•

a person that actually or constructively (including through ownership of the shares of our indirect parent company, BP) owns 10% or more of the combined voting power of our voting stock or of the total value of our stock (including any instrument treated as equity for U.S. federal income tax purposes, such as the Notes),

•	a person that owns notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells the notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, as well as the Convention Between the United States of America and the United Kingdom (the “Treaty”). These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Notes.

You are a “United States holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation (including an entity treated as a domestic corporation for U.S. federal income tax purposes),

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

A “non-United States holder” is a beneficial owner of the Notes that is not a United States holder and is not a partnership for U.S. federal income tax purposes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Characterization of the Notes for U.S. federal income tax purposes

There is no authority that directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. We believe, and the discussion below assumes, that the Notes will be treated as equity for U.S. federal income tax purposes. This characterization will be binding on a holder, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return.

United States holders

Payments of interest

The interest payments with respect to the Notes will be treated as dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Because we do not currently maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that all interest payments on the Notes will generally be reported to United States holders of the Notes as dividends.

Subject to the discussion under “—PFIC considerations”, interest payments we make with respect to the Notes that are treated as dividends for U.S. federal income tax purposes generally will be taxable to non-corporate United States holders at the preferential rates applicable to long-term capital gains if the dividends constitute “qualified dividend income”. To be eligible for this reduced rate, the holders must hold the Notes for more than 60 days during the 121-day period beginning 60 days before the applicable interest payment date (or, if the interest payment is attributable to a period or periods aggregating over 366 days, the holders must hold the Notes for more than 90 days during the 181-day period beginning 90 days before the applicable interest payment date), and meet other holding period requirements. Amounts we pay with respect to the Notes generally will be qualified dividend income provided that, in the year that you receive the payment, either (i) the Notes are readily tradable on an established securities market in the U.S. or (ii) we are eligible for the benefits of the Treaty. We plan to apply for the Notes to be listed on the New York Stock Exchange and we believe that we are currently eligible for the benefits of the Treaty, and we therefore expect that payments with respect to the Notes will be qualified dividend income, but there can be no assurance that we will continue to be eligible for the benefits of the Treaty or that the Notes will be listed and actively traded on the New York Stock Exchange. Amounts we pay with respect to the Notes will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of an interest payment on the Notes will include amounts, if any, withheld in respect of United Kingdom taxes, and any additional amounts that are paid in respect of any such withholding taxes. For more information United Kingdom withholding taxes, please see the discussion under “United Kingdom Taxation” in this prospectus supplement. Amounts we pay with respect to the Notes will be considered foreign-source income to United States holders of the Notes. Subject to applicable limitations, some of which vary depending upon your circumstances, United Kingdom taxes withheld from interest payments on the Notes to a United States holder of the Notes not eligible for a reduction in or exemption from United Kingdom withholding tax (under the Treaty or otherwise) will be creditable against U.S. federal income tax liability of the United States holder of the Notes. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rate.

Interest payments with respect to the Notes that are treated as dividends will generally be income from sources outside the U.S. and will generally be “passive” income for purposes of computing the foreign tax credit allowable to a United States holder. The rules governing foreign tax credits are complex, and you should consult your tax advisor regarding the creditability of foreign taxes in your particular circumstances.

Sale or redemption of the Notes

Subject to the discussion under “—PFIC considerations” below, you will generally recognize capital gain or loss upon the sale or redemption of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Such capital gain or loss will be long-term capital gain or loss if you held your Notes for more than one year. Long-term capital gain of a non-corporate United States holder of the Notes is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes. Holders that actually or constructively continue to hold equity of us following a redemption of the Notes may be subject to Section 302 of the Code, which could cause the redemption proceeds to be treated as dividend income. Such holders are advised to consult their own tax advisors regarding the tax treatment of a redemption of their Notes.

PFIC considerations

Assuming that a taxpayer chooses to apply the rules set forth in the proposed regulations described below, we believe that we are not a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and we do not expect to become a PFIC for our current taxable year or in the foreseeable future, and therefore we believe that the Notes should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change.

In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the Notes, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income (including cash). “Passive income” does not include any income which is interest, a dividend, a rent or royalty that is received or accrued from certain related persons to the extent such amount is properly allocable to income of such related persons that is not passive income and an instrument generating such income is not treated as passive to the extent that it generates non-passive income. In the absence of rules addressing the allocation of interest between passive and non-passive income of the payor in the PFIC context, the approach generally taken has been to allocate such income by analogy to the foreign tax credit limitation regulations, pursuant to which related person interest is allocated on the basis of a “cream-skimming rule,” under which interest is first treated as passive income to the payee to the extent that the payor has passive income and only then treated as non-passive. However, the U.S. Treasury Department has issued proposed regulations that do not adopt the “cream-skimming rule”, but instead provide a rule under which payments of interest to a related person are treated as passive or non-passive income to the payee on a ratable basis in proportion to the ratio of the payor’s passive and non-passive income for its taxable year to the payor’s total income for the taxable year that ends with or within the taxable year of the payee. Taxpayers may choose to apply the proposed regulations until final regulations are issued, provided they apply the rules consistently. We believe that under the rules set forth in the proposed regulations a significant amount of the interest income we receive from related persons is properly allocable to income of such related persons that is not passive income and that we otherwise do not have (and are not treated as having) passive income or assets that generate passive income that exceed the applicable thresholds. Accordingly, we believe that we are not a PFIC in respect of a taxpayer that chooses to apply the proposed regulations. We have not determined, however, whether we would be a PFIC under the “cream-skimming rule.” In addition, the proposed regulations could be withdrawn or changed before they are finalized, and we cannot be certain we would not be treated as a PFIC if that were to occur.

If we were to be treated as a PFIC, and you are a United States holder of Notes that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your Notes and

•

any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the Notes begins, that are greater than 125% of the average annual distributions received by you in respect of the Notes during the three preceding taxable years or, if shorter, your holding period for the Notes that preceded the taxable year in which you receive the distribution).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the Notes,

•

the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•	the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC for any taxable year and the Notes are treated as “marketable stock” in such year, you may avoid the unfavorable rules described above by making a mark-to-market election with respect to your Notes. The Notes will be marketable if they are regularly traded on certain qualifying U.S. stock exchanges, including the New York Stock Exchange, or on a foreign exchange that meets certain requirements. Notes will be considered to be regularly traded (i) during the current calendar year, if they are traded, other than in de minimis quantities, on at least 1/6 of the days remaining in the quarter in which the offering occurs, and on at least 15 days during each remaining quarter of the calendar year; and (ii) during any other calendar year, if they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Once made, a mark-to-market election cannot be revoked without the consent of the Internal Revenue Service (“IRS”), unless the Notes cease to be marketable.

If you make this mark-to-market election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your Notes at the end of the taxable year over your adjusted basis in your Notes. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Notes over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Notes will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your Notes would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Your Notes will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Notes, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the Notes, interest payments that you receive from us that are treated as dividends will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year, and accordingly will not be eligible for taxation at the preferential rates applicable to qualified dividend income received by non-corporate taxpayers. Instead, you must include the gross amount of any such interest payment paid by us out of our accumulated earnings and profits (as determined for U.S. federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own the Notes during any year that we are a PFIC with respect to you, you may be required to file IRS Form 8621.

You should consult your own tax advisors regarding the potential application of the PFIC rules and the desirability of making a mark-to-market election.

Specified Foreign Financial Assets.

Individual United States holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include Notes issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. United States holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Notes, including the application of the rules to their particular circumstances.

Non-United States holders

Payments of interest

If you are a non-United States holder, the interest payments with respect to the Notes will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the U.S., and the interest is attributable to a permanent establishment that you maintain in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a United States holder, described above. If you are a corporate non-United States holder, “effectively connected” interest may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale or redemption of the Notes

If you are a non-United States holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your Notes unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment that you maintain in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information reporting and backup withholding

Information reporting requirements, on IRS Form 1099, generally will apply to interest on the Notes or other taxable distributions made to non-corporate United States holders within the U.S. and the payment of proceeds to such holders from the sale of the Notes effected at a U.S. office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements, or (in the case of distributions) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns.

If you are a non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to interest payments made to you outside the U.S. by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of interest payments made within the U.S. and the payment of the proceeds from the sale of the Notes effected at a U.S. office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

In general, payment of the proceeds from the sale of the Notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the U.S. (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the U.S., (ii) the proceeds or confirmation are sent to the U.S. or (iii) the sale has certain other specified connections with the U.S.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

UNITED KINGDOM TAXATION

This section replaces the discussion under “Taxation Considerations—United Kingdom Taxation” beginning on page 41 of the accompanying prospectus.

The following is a summary of the our understanding of current United Kingdom law and published HM Revenue and Customs practice, relating only to United Kingdom withholding tax treatment of payments of interest and annual payments (as each term is understood for United Kingdom tax purposes) in respect of the Notes. The summary does not deal with any other United Kingdom taxation implications of acquiring, holding or disposing of Notes. The United Kingdom tax treatment of prospective Noteholders depends on their individual circumstances and may be subject to change in the future. Prospective Noteholders who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice.

Payment of Interest on the Notes

(A)

Payments of interest on the Notes may be made without withholding or deduction for or on account of United Kingdom income tax provided that the Notes carry a right to interest and the Notes are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007. The New York Stock Exchange is a recognised stock exchange for these purposes. The Notes will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Provided, therefore, that the Notes carry a right to interest and are and remain so listed on a “recognised stock exchange”, interest on the Notes will be payable without withholding or deduction for or on account of United Kingdom tax.

(B)

In other cases an amount must generally be withheld from payments of interest on the Notes that have a United Kingdom source on account of United Kingdom income tax at the basic rate (currently 20 per cent.), subject to any other available exemptions and reliefs. It is expected that payments of interest on the Notes will have a UK source. However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to a beneficial owner of Notes, HM Revenue and Customs can issue a notice to BP Capital U.K. to pay interest to the relevant Noteholder without deduction of tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).

(C)

The United Kingdom withholding tax treatment of payments by BP under the terms of the Guarantee which have a United Kingdom source is uncertain. In particular, such payments by BP may be treated as annual payments and not interest and therefore not be eligible for the exemption described in paragraph (A) above in relation to payments of interest. Accordingly, if BP makes any such payments, these may be subject to United Kingdom withholding tax at the basic rate.

UNDERWRITING

Each underwriter named below has severally agreed, subject to the terms and conditions of the Purchase Agreement with BP Capital U.K. and BP, dated the date of this prospectus supplement, to purchase the principal amount of Notes set forth below opposite its name. The underwriters are committed to purchase all of the Notes if any Notes are purchased.

Underwriter	Principal Amount of Non-Call 5.25 Notes	Principal Amount of Non-Call 10 Notes
BNP Paribas Securities Corp.	$	$
BofA Securities, Inc.	$	$
Citigroup Global Markets Inc.	$	$
Goldman Sachs & Co. LLC.	$	$
J.P. Morgan Securities LLC	$	$
Morgan Stanley & Co. LLC	$	$
Total	$	$

The Notes are a new issue of securities with no established trading market. Application will be made to list the Notes on the New York Stock Exchange, although no assurance can be given that the Notes will be listed on the New York Stock Exchange, and if so listed, the listing does not assure that a trading market for the Notes will develop. BP Capital U.K. and BP have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

BP Capital U.K. and BP have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters propose to offer the Notes initially at the offering price on the cover page of this prospectus supplement. The underwriters may sell Notes to securities dealers at a discount from the initial public offering price of up to 0.    % of the principal amount of the Non-Call 5.25 Notes and up to 0.    % of the principal amount of the Non-Call 10 Notes. These securities dealers may resell any Notes purchased from the underwriters to other brokers or dealers at a discount from the initial public offering price of up to 0.    % of the principal amount of the Non-Call 5.25 Notes and up to 0.    % of the principal amount of the Non-Call 10 Notes. If the underwriters cannot sell all the Notes at the initial offering price, they may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance of the Notes and subject to each underwriter’s right to reject any order in whole or in part.

We expect that delivery of the Notes will be made to investors on or about June 22, 2020 (such settlement being referred to as “T+3”). Under Rule 15c6–1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two Business Days before delivery will be required, by virtue of the fact that the Notes will initially settle in three Business Days (T+3), to specify alternative settlement arrangements to prevent a failed settlement.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time certain of the underwriters engage in transactions with BP or its subsidiaries in the ordinary course of business. Certain of the underwriters have performed investment banking, commercial banking and advisory services for BP in the past and have received customary fees and expenses for these services, and may do so again in the future. For example, in the ordinary course of their various businesses, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may also involve securities and/or instruments of BP or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with BP routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to BP consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in BP’s securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or support the price of such Notes, as the case may be, for a limited period after the Issue Date. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover over-allotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase, Notes in the open market. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling Restrictions

European Economic Area and the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has further represented and agreed that:

•

it has complied and will comply with all the applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to BP Capital U.K. or BP.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, and if BP Capital U.K. has not notified the dealer(s) on the classification of the Notes under and pursuant to Section 309(B)(1) of the Securities and Futures Act, Chapter 289 Singapore (the “SFA”), this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of Chapter 289 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

BP CAPITAL MARKETS AMERICA INC.

BP CAPITAL MARKETS P.L.C.

GUARANTEED DEBT SECURITIES

Fully and unconditionally guaranteed by

BP p.l.c.

BP Capital Markets America Inc. and BP Capital Markets p.l.c. may use this prospectus to offer from time to time guaranteed debt securities.

We urge you to read this prospectus and the accompanying prospectus supplement carefully before you invest. We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in the accompanying prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 1, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.

In this prospectus, the terms “we”, “our” and “us” refer to BP p.l.c., BP Capital Markets America Inc. and BP Capital Markets p.l.c.; “BP” refers to BP p.l.c.; “BP Group” refers to BP and its subsidiaries; “ BP Capital America” refers to BP Capital Markets America Inc.; “BP Capital U.K.” refers to BP Capital Markets p.l.c.; and “BP Debt Issuers” refers to BP Capital America and BP Capital U.K., collectively, each a “BP Debt Issuer”. Each of the BP Debt Issuers may be the issuer in an offering of debt securities. BP will be the guarantor in an offering of debt securities of the BP Debt Issuers, which are referred to as guaranteed debt securities.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. We urge you to consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. The potential impact of the occurrence, or re-occurrence, of any of these risks could have a material adverse effect on BP’s business, financial position, results of operations, competitive position, cash flows, prospects, liquidity, shareholder returns and/or implementation of its strategic agenda, and could cause the trading price and liquidity of our securities to decline, in which case you may lose all or part of your investment.

Risks relating to BP’s business

You should read “Risk factors” in BP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017, and “Principal risks and uncertainties” in BP’s Report on Form 6-K for the three months and six months ended June 30, 2018, filed on July 31, 2018, each of which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks relating to the debt securities

The debt securities are unsecured and your right to receive payments on the debt securities may be adversely affected by prior ranking claims

The debt securities will be unsecured. If the BP Debt Issuers default on the debt securities or BP defaults on the guarantee, or in the event of any bankruptcy, liquidation or reorganization of the BP Debt Issuers or BP, then, to the extent that the BP Debt Issuers or BP have granted security over their assets in respect of any of their obligations, the secured assets will be applied to satisfy those obligations before satisfaction of any payment obligations of the BP Debt Issuers or BP in respect of the debt securities or the guarantee. There may only be limited assets available to make payments on the debt securities or the guarantee in the event of an acceleration of the debt securities or any bankruptcy, liquidation or reorganization of the BP Debt Issuers or BP. If there is not enough collateral to satisfy all secured obligations, then any remaining amounts payable in respect of secured obligations would share equally with all unsubordinated unsecured obligations, including payment obligations in respect of the debt securities and the guarantee.

The BP Debt Issuers and BP can incur significantly more debt in the future, and your rights may be inferior to the rights of holders of that debt

The BP Debt Issuers and BP may each incur substantial additional indebtedness in the future, some or all of which may be secured by assets of the BP Debt Issuers, BP and/or their respective subsidiaries. The terms of the debt securities will not limit the amount of indebtedness the group may incur. Any such incurrence of additional indebtedness could have significant effects on the future operations of the BP Debt Issuers and BP because of the potentially significant cash requirements to service that debt, which could limit funds available for operations and future business opportunities and increase the vulnerability of the BP Debt Issuers and BP to adverse general economic and industry conditions or lower oil and gas prices. Any such additional indebtedness would also generally exacerbate the other risks that holders of the debt securities now face.

In addition, the indenture governing the debt securities does not restrict the BP Debt Issuers and BP from issuing debt securities in the future that provide holders with rights superior to the rights already granted, or that may be granted in the future, to holders of the debt securities. The BP Debt Issuers and BP may also incur indebtedness in the future under different instruments. All of this additional indebtedness incurred in the future under the indenture governing the debt securities or otherwise may rank senior to the debt securities.

BP is a holding company, so its obligations as guarantor are structurally subordinated to liabilities of its subsidiaries

BP is organized as a holding company, and substantially all of its operations are carried out through subsidiaries. BP’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. No member of the group (other than the BP Debt Issuers and BP) has any obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make funds available to the BP Debt Issuers or BP to enable either of them to pay any amounts due under the debt securities or the guarantee. Moreover, BP’s subsidiaries and affiliated companies are not required, and may not be able, to pay dividends to BP. Claims of the creditors of BP’s subsidiaries have priority as to the assets of such subsidiaries over the claims of BP. Consequently, in the event of insolvency of BP, the claims of holders of the debt securities under the guarantee would be structurally subordinated to the prior claims of the creditors of subsidiaries of BP. Moreover, subsidiaries of BP incorporated under the laws of England and Wales may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels or distributable profits.

A ratings decline could adversely affect the value of the debt securities

Any of the rating agencies that rate the debt of the BP Debt Issuers and BP has the ability to lower the ratings currently assigned to that debt as a result of its views about the group’s current or future business, financial condition, results of operations or other matters. Any ratings decline could adversely affect the value of the debt securities.

In addition, the credit ratings ascribed to the group and the debt securities are intended to reflect the ability of the BP Debt Issuers and BP to meet their respective repayment obligations in respect of the debt securities and the guarantee, and may not reflect the potential impact of all risks related to the structure, the market, the group and other factors on the value of the debt securities.

A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Transactions in the debt securities may be subject to the European Union financial transaction tax, if introduced

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (the “FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “Participating Member States”). Estonia has since announced, however, that it will not participate in the FTT.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the debt securities (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a Participating Member State. A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a Participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a Participating Member State.

The FTT proposal remains subject to negotiation between the Participating Member States and the scope of any such tax is uncertain. The timing of further negotiations between the Participating Member States of the

European Union and the implementation of the FTT is currently unclear. Additional EU Member States may decide to participate and/or certain of the Participating Member States may decide to withdraw.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

FORWARD-LOOKING STATEMENTS

In order to utilize the ‘safe harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995 (the ‘PSLRA’), BP is providing the following cautionary statement. This prospectus, including documents incorporated by reference, and the related prospectus supplement may contain certain forecasts, projections and forward-looking statements - that is, statements related to future, not past, events and circumstances—with respect to the financial condition, results of operations and businesses of BP and certain of the plans and objectives of BP with respect to these items. These statements may generally, but not always, be identified by the use of words such as ‘will’, ‘expects’, ‘is expected to’, ‘aims’, ‘should’, ‘may’, ‘objective’, ‘is likely to’, ‘intends’, ‘believes’, ‘anticipates’, ‘plans’, ‘we see’ or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will or may occur in the future and are outside the control of BP. Actual results may differ materially from those expressed in such statements, depending on a variety of factors, including: the specific factors identified in the discussions accompanying such forward-looking statements; the receipt of relevant third party and/or regulatory approvals; the timing and level of maintenance and/or turnaround activity; the timing and volume of refinery additions and outages; the timing of bringing new fields onstream; the timing, quantum and nature of certain divestments; future levels of industry product supply, demand and pricing, including supply growth in North America; OPEC quota restrictions; production-sharing agreements effects; operational and safety problems; potential lapses in product quality; economic and financial market conditions generally or in various countries and regions; political stability and economic growth in relevant areas of the world; changes in laws and governmental regulations and policies, including related to climate change; changes in social attitudes and customer preferences; regulatory or legal actions including the types of enforcement action pursued and the nature of remedies sought or imposed; the actions of prosecutors, regulatory authorities and courts; delays in the processes for resolving claims; amounts ultimately determined to be payable and the timing of payments relating to the Gulf of Mexico oil spill; exchange rate fluctuations; development and use of new technology; recruitment and retention of a skilled workforce; the success or otherwise of partnering; the actions of competitors, trading partners, contractors, subcontractors, creditors, rating agencies and others; our access to future credit resources; business disruption and crisis management; the impact on our reputation of ethical misconduct and non-compliance with regulatory obligations; trading losses; major uninsured losses; decisions by Rosneft’s management and board of directors; the actions of contractors; natural disasters and adverse weather conditions; changes in public expectations and other changes to business conditions; wars and acts of terrorism; cyber attacks or sabotage; and other factors discussed elsewhere in this prospectus including on pages 3-5 under “Risk Factors”. In addition to factors set forth elsewhere in this prospectus, those set out above are important factors, although not exhaustive, that may cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements made by or on BP’s behalf speak only as of the date they are made. BP does not undertake to update forward-looking statements to reflect any changes to its expectations or any changes in events, conditions or circumstances on which any such statement is based. Additional information, including information on factors which may affect BP’s business, is contained in BP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and in the Report on Form 6-K filed with the SEC on July 31, 2018.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

BP files annual reports and other reports and information with the SEC. You may read and copy any document BP files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. In addition, BP’s SEC filings are available to the public at the SEC’s website at www.sec.gov. For further information, call the SEC at 1-800-SEC-0330 or log on to www.sec.gov.

BP’s American Depositary Shares are listed on the New York Stock Exchange. BP’s ordinary shares are admitted to trading on the London Stock Exchange and are also listed on the Frankfurt Stock Exchange in Germany. You can consult reports and other information about BP that it files pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at these exchanges.

The SEC allows BP to “incorporate by reference” into this prospectus the information in documents filed with the SEC. This means that BP can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus; accordingly, we urge you to read it with the same care. When BP updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

BP incorporates by reference into this prospectus the documents listed below and any documents BP files with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any future annual reports on Form 20-F, until the offerings made under this prospectus are completed:

•	Annual Report on Form 20-F for the year ended December 31, 2017 (File No. 001-06262), filed on March 29, 2018.

•	Report on Form 6-K regarding the recent announcement regarding board changes, filed on April 27, 2018.

•	Report on Form 6-K for the three months and six months ended June 30, 2018, filed on July 31, 2018. This Form 6-K also presents a table of capitalization and indebtedness for BP as of June 30, 2018.

•

Any reports on Form 6-K furnished to the SEC by BP pursuant to the Exchange Act that indicate on their cover page that they are incorporated by reference in this prospectus after the date of this prospectus and before the date that any offering of the securities by means of this prospectus is terminated.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning BP at the following address:

BP p.l.c.

1 St. James’s Square

London SW1Y 4PD, United Kingdom

(011) 44-20-7496-4000

You should rely only on the information that we incorporate by reference or provide in this prospectus or the prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of those documents.

BP p.l.c.

BP p.l.c. was incorporated in 1909 in England and Wales. BP p.l.c. is a public limited company, incorporated under the Companies (Consolidation) Act 1908 with registered number 00102498.

You can find a more detailed description of BP’s business and recent transactions in BP’s Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference in this prospectus.

BP’s principal executive offices are located on 1 St. James’s Square, London SW1Y 4PD, United Kingdom. BP’s telephone number is (011) 44-20-7496-4000.

DESCRIPTION OF BP DEBT ISSUERS

Financial Statements

We do not present separate financial statements of the BP Debt Issuers in this prospectus because management has determined that they would not be material to investors. BP will fully and unconditionally guarantee the guaranteed debt securities issued by BP Debt Issuers as to payment of principal, premium, if any, interest and any other amounts due.

Issuer Identity

BP will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of BP and its consolidated subsidiaries. These include (i) the anticipated use of proceeds; (ii) related funding requirements of BP and its consolidated subsidiaries; and (iii) relevant tax considerations.

BP Capital Markets America Inc.

BP Capital Markets America Inc. (“BP Capital America”) is a wholly owned indirect subsidiary of BP and was incorporated under the laws of Delaware on February 15, 2002. BP Capital America is a financing vehicle for the BP Group and issues debt securities on behalf of the BP Group. BP Capital America will lend substantially all proceeds of its borrowings to the BP Group.

BP Capital Markets p.l.c.

BP Capital Markets p.l.c. (“BP Capital U.K.”) is a wholly owned indirect subsidiary of BP and was incorporated under the laws of England and Wales on December 14, 1976. BP Capital U.K. is a financing vehicle for the BP Group and issues debt securities and commercial paper on behalf of the BP Group. BP Capital U.K. will lend substantially all proceeds of its borrowings to the BP Group.

RATIO OF EARNINGS TO FIXED CHARGES

(unaudited)

	Six months ended June 30,		Years ended December 31,
	2018	2017	2016(1)	2015(2)	2014	2013
For the BP Group(3)	5.8	3.0	—	—	2.2	10.4

Fixed charges for all computations consist of interest (including capitalized interest and amortization of debt discount and expense) on all indebtedness, preference dividend requirements and that portion of rental expense representative of the interest factor.

(1)	For the year ended December 31, 2016, earnings are inadequate to cover fixed charges. The deficiency for the year ended December 31, 2016 is $3,222 million.
(2)	For the year ended December 31, 2015, earnings are inadequate to cover fixed charges. The deficiency for the year ended December 31, 2015 is $9,676 million.
(3)

The BP Group consolidated financial statements are prepared in accordance with IFRS as issued by the IASB and as adopted by the European Union. Earnings consist of profit before taxation, after eliminating the BP Group’s share of undistributed income of equity-accounted entities, plus fixed charges.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes. These include working capital for BP or other companies in the BP Group and the repayment of existing borrowings of BP and its subsidiaries.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers that are the legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, we urge you to check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required to vote;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security, as described above on this page under “—Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained under “—Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions (other than actions undertaken pursuant to our instructions) or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When the Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described under “—Street Name and Other Indirect Holders” and “—Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

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When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities and Guarantees— Default and Related Matters—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of securities. We urge indirect holders to read the subsection entitled “—Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Each of the BP Debt Issuers may issue guaranteed debt securities using this prospectus. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. BP Capital America has entered into Indenture, dated June 4, 2003, between BP Capital America., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) as trustee. BP Capital U.K. has entered into an Indenture, dated March 8, 2002, between BP Capital U.K., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) as trustee.

The trustee under each of the indentures has two main roles:

•

first, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

BP acts as the guarantor of the guaranteed debt securities issued under the BP Debt Issuers’ indentures. The guarantees are described under “—Guarantees” below.

The indentures and their associated documents contain the full legal text governing the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indentures are exhibits to our registration statement. See “Where You Can Find More Information About Us” for information on how to obtain a copy.

This section contains what we believe is a materially complete and accurate summary of the material provisions of the indentures, which are substantially identical to each other, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

The BP Debt Issuers may each issue as many distinct series of debt securities under its respective indenture as it wishes. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. The applicable U.S. federal income tax considerations for original issue discount securities are described under “Tax Considerations—United States Taxation—United States Holders—Original Issue Discount” below. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	which of the BP Debt Issuers is the issuer of the debt securities;

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities or on the future offering of additional debt securities beyond any such limit;

•	any stock exchange on which we will list the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

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the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

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the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•	any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

•	the applicability of the provisions described under “Special Situations—Defeasance and Discharge”;

•	whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;

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whether the series of debt securities will be issuable in whole or part in the form of a global security as described under “Legal Ownership—Global Securities”, and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee; and

•	any other special features of the series of debt securities.

Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons.

Guarantees

BP will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including certain additional amounts which may be payable under the guarantees, as described under “Special Situations—Payment of Additional Amounts”. BP guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration of acceleration, call for redemption or otherwise.

Overview of Remainder of This Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

•	Your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities.

•	Your rights to receive payment of additional amounts due to changes in U.K. tax withholding or deduction requirements.

•	Your rights if we default or experience other financial difficulties.

•	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307)

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in Chicago, Illinois. That office is currently located at The Bank of New York Mellon

Trust Company, N.A., 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We urge street name and other indirect holders to consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you through the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Section 106)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1006)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another corporation or other entity or to buy or lease substantially all of the assets of another corporation or other entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described below under “—Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the debt securities; or

•	additional amounts becoming payable in respect of U.K. withholding tax, and the debt securities thus being subject to redemption at our option, as described below under “—Optional Tax Redemption”.

We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:

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Where a BP Debt Issuer or BP, as applicable, merges out of existence or sells or leases substantially all of its assets, the other entity must assume its obligations on the debt securities or the guarantees. Such other entity must be organized under the laws of such BP entity’s jurisdiction or a political subdivision thereof.

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The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default and Related Matters—Events of Default—What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage, security interest, lien or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back.

It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause an exchange for U.S. federal income tax purposes of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to your debt securities without your specific approval. We must obtain your specified approval in order to:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

•	change the obligations of BP to pay any principal, premium or interest under the guarantees. (Section 902)

Changes Requiring a Majority Vote

The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described in this summary or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

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For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent as of the date of original issuance.

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Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance and Discharge”. (Section 101)

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We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 90 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 90 days) this period from time to time. (Sections 501, 502, 512, 513 and 902)

We urge street name and other indirect holders to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and Repayment

Unless otherwise indicated in the prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the related prospectus supplement specifies one or more repayment dates.

If the prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If the prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give written notice of the principal amount of the debt security to be redeemed to the trustee at least 45 days before the applicable redemption date and to the holder not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under “Additional Mechanics—Notices”.

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers; we urge you to take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We urge street name and other indirect holders to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Payment of Additional Amounts

The government of any jurisdiction where BP or BP Capital U.K. is incorporated may require BP or BP Capital U.K. to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees for or on account of taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, BP or BP Capital U.K., as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction.

BP or BP Capital U.K., as the case may be, will not have to pay additional amounts under any of the following circumstances:

•	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

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The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner, or

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to make a declaration or satisfy any information requirements, that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

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The withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or European Council Directive 2014/48/EC, regarding taxation of, and information exchange among member states of the European Union with respect to, interest income, or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000, or any law implementing or complying with, or introduced in order to conform to, such Directives.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

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The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to BP is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which BP would not be required to pay additional amounts. (Section 1010)

Optional Tax Redemption

We may also have the option to redeem the debt securities of a given series if, as a result of any change in United Kingdom tax treatment, BP or BP Capital U.K. would be required to pay additional amounts as described in the previous subsection under “—Payment of Additional Amounts”. This option applies only in the case of changes in United Kingdom tax treatment that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. (Section 1108)

Event Risk Provisions

The debt securities do not contain event risk provisions designed to require BP or the BP Debt Issuers to redeem or repurchase the debt securities, reset the interest rate or take other actions in response to highly leveraged transactions, changes in credit ratings or similar occurrences.

Defeasance and Discharge

The following discussion of full defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 403)

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default and Related Matters—Events of Default—What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

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We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. In the case of debt securities being discharged, we must deliver along with this opinion a private letter ruling from U.S. Internal Revenue Service to this effect or a revenue ruling pertaining to a comparable form of transaction to that effect published by the U.S. Internal Revenue Service.

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If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Default and Related Matters

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to a debt security, any of the following:

•	We do not pay the principal or any premium on the debt security at maturity.

•	We do not pay interest on the debt security within 30 days of its due date.

•	We do not deposit any sinking fund payment for the debt security on its due date.

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We remain in breach of a covenant or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events if bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if:

•	all amounts due (as interest, principal and otherwise) are paid or deposited with the trustee; and

•	all events of default, other than the non-payment of the principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived. (Section 502)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity. (Section 507)

We urge street name and other indirect holders to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1008)

Regarding the Trustee

BP and several of its subsidiaries maintain banking relations with the trustee group of companies in the ordinary course of their business.

The Bank of New York Mellon Trust Company, N.A. acts as trustee under other indentures under which BP acts as guarantor.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may in certain circumstances prescribed by the Trust Indenture Act of 1939 be considered to have a conflicting interest with respect to the debt securities or the applicable indenture. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, société anonyme, in Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. in Brussels, Belgium (“Euroclear”). These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has previously advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•

DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has previously advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has previously advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream,

Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

United States Taxation

This section describes the material United States federal income tax consequences of owning the debt securities described in this prospectus. It applies to you only if you acquire debt securities in an initial offering and you hold your debt securities as capital assets for tax purposes. It is the opinion of Sullivan & Cromwell LLP, our U.S. counsel. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this section does not address the United States federal income tax of treatment of debt securities that reference the performance of equities of a corporation incorporated in the United States or that are otherwise treated as paying United States-source dividends for United States federal income tax purposes. The United States federal income tax treatment of any such debt securities will be discussed in the applicable prospectus supplement.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “United States Alien Holders (BP Capital America)” and “United States Alien Holders (BP Capital U.K.)”.

Under recently enacted legislation, United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this requirement thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this requirement is unclear at this time. This requirement generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. United States holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid on, and original issue discount (as described below under “Original Issue Discount”), if any, accrued with respect to, the debt securities issued by BP Capital U.K. and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts, constitute income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.

Interest paid on, and original issue discount (as described below under “Original Issue Discount”), if any, accrued with respect to, the debt securities issued by BP Capital America and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts, constitute income from sources within the United States.

Foreign Currency Debt Securities—Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Foreign Currency Debt Securities—Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1⁄4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made; divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year, and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security; divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security, and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

•	Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

•	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

•	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you make an irrevocable election to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price and the price you paid for your debt security is equal to or greater than 1⁄4 of 1 percent of your debt security’s stated redemption price at maturity, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1⁄4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount will accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

Purchase, Sale and Retirement of the Debt Securities

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and debt securities that are subject to the rules governing contingent payment obligations.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. We urge you to consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

BP Capital America

The subsections under this heading “BP Capital America” describe tax consequences specific to holders of debt securities issued by BP Capital America. These subsections do not discuss the tax consequences of holding debt securities issued by BP Capital U.K. Holders of debt securities issued by BP Capital U.K. should see the discussion below under “—BP Capital U.K.”

United States Alien Holders

This subsection describes the tax consequences to a “United States alien holder” of debt securities issued by BP Capital America. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under present U.S. federal income and estate tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a United States alien holder of a debt security, BP Capital America and other U.S. payors generally will not be required to deduct U.S. withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote;

2.	you are not a controlled foreign corporation that is related to the issuer through stock ownership; and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

4.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

a.

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

b.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E or acceptable substitute form, or

c.

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations.

In addition, under present U.S. federal income and estate tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a United States alien holder of a debt security, no deduction for any United States federal withholding tax would be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include US-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce US-source interest. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

This subsection describes the backup withholding and information reporting relating to holders of debt securities issued by BP Capital America.

In general, if you are a noncorporate United States holder, the issuer and other payors are required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, the issuer and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, the issuer and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S. Payments of principal, premium or interest, including OID, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Holders (BP Capital America)” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of debt securities under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

BP Capital U.K.

The subsections under this heading “BP Capital U.K.” describe tax consequences specific to holders of debt securities issued by BP Capital U.K. These subsections do not discuss the tax consequences of holding debt securities issued by BP Capital America. Holders of debt securities issued by BP Capital America should see the discussion above under “—BP Capital America.”

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder of debt securities issued by BP Capital U.K. You are a United States alien holder if you are a beneficial owner of a debt security and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security, interest, including OID, on a debt security paid to you is exempt from U.S federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code; or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement or Other Disposition of Debt Securities

If you are a United States alien holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder of debt securities issued by BP Capital U.K., information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker. Information reporting may also apply in respect of any OID that accrues on a debt security.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by BP Capital U.K. or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

United Kingdom Taxation

The following is a summary of the material U.K. withholding tax consequences at the date hereof in relation to the payment of principal, interest, discount and premium in respect of the debt securities issued by the BP

Debt Issuers and also contains a summary of the material U.K. tax consequences of the ownership and disposition of the debt securities. Except where the context otherwise requires, the comments relate only to the position of persons who are absolute beneficial owners of the debt securities and do not deal with the position of certain classes of holders such as dealers. This section is the opinion of Sullivan & Cromwell LLP.

Please consult your own tax advisor on the consequences of owning these debt securities in your particular circumstances under the laws of the U.K. and any other relevant taxing jurisdiction.

1.	Debt securities issued by BP Capital U.K. (“U.K. debt securities”)

(A)    While the U.K. debt securities continue to be listed on a “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 (which includes the main markets of the London and New York Stock Exchanges), payments of interest may be made without withholding or deduction for or on account of U.K. income tax.

(B)    A further exemption from withholding on interest payments is available for “qualifying private placements”, which may apply to interest payments on the debt securities if the debt securities are not or cease to be listed on a “recognised stock exchange” (as defined in section 1005 of the Income Tax Act 2007) and certain other conditions are met, including the provision of a certificate by the person beneficially entitled to the interest. This certificate would need to certify that the person was beneficially entitled to the interest for genuine commercial reasons and that it was resident in a “qualifying territory”, as defined in section 173 of the Taxation (International and Other Provisions) Act 2010. Subject to designation to the contrary, a territory is a “qualifying territory” if it has entered double taxation arrangements with the U.K. containing a non-discrimination provision as prescribed in that section.

(C)    Interest on the debt securities may also be paid without withholding or deduction on account of U.K. tax where interest on the debt securities is paid to a person BP Capital U.K. reasonably believes (and any person by or through whom interest on the debt securities is paid reasonably believes) is the beneficial owner of, and is within the charge to U.K. corporation tax as regards the payment of interest at the time the payment is made, provided that HM Revenue & Customs has not given a direction that it has reasonable grounds to believe that it is likely that the beneficial owner is not within the charge to U.K. corporation tax in respect of the payment of interest at the time the payment is made.

(D)    In all cases not falling within paragraphs (A), (B) or (C) above, subject to relief under an applicable double taxation treaty, interest on the U.K. debt securities will be paid under deduction of U.K. income tax at the basic rate (currently 20%) except in the case of interest (“short interest”) on U.K. debt securities with a maturity date of less than one year from the date of issue (and where the borrowing under such U.K. debt securities at no time forms part of a borrowing which has, or is intended to have, a total term of one year or more). Short interest can be paid without deduction or withholding on account of U.K. tax.

(E)    Payments on the debt securities that, although not expressed to be interest, fall to be treated as interest for U.K. tax purposes, and are not short interest, will also be subject to the withholding tax rules described above. A premium payable on a redemption of a debt security may fall to be treated as interest other than short interest for U.K. tax purposes. When the U.K. debt securities are issued at a discount or redeemable at a premium, U.K. withholding tax will not apply to the payment of that discount or premium so long as it does not constitute interest other than short interest for U.K. tax purposes (other than discount treated as interest solely by virtue of Section 381 Income Tax (Trading and Other Income) Act 2005).

(F)    Payments, or parts thereof, constituting income in respect of the U.K. debt securities have a U.K. source and accordingly may be chargeable to U.K. tax by direct assessment even if paid without withholding or deduction. However, income in respect of the U.K. debt securities with a U.K. source received by a holder of the

U.K. debt securities without deduction or withholding on account of U.K. tax will not generally be liable to U.K. tax by direct assessment unless that securities holder (i) is resident in the United Kingdom for U.K. tax purposes, or (ii) carries on a trade, profession or vocation in the United Kingdom through a U.K. branch, agency or permanent establishment in connection with which the income is received or to which the U.K. debt securities are attributable. There are certain exemptions for income received by certain categories of agent (such as some brokers and investment managers).

2.	Debt securities issued by BP Capital America (“U.S. debt securities”)

(A)    Whether withholding or deduction for or on account of U.K. income tax is required from payments of interest on the U.S. debt securities will depend in the first instance on the “source” of the interest. If the interest on the U.S. debt securities does not have a U.K. source, interest on the U.S. debt securities may be paid by the relevant Issuer without withholding or deduction for or on account of U.K. income tax. If, on the other hand, the interest on the U.S. debt securities has a U.K. source, the statements in paragraphs 1(A) to (F) above will apply to any such income.

(B)    The source of a payment is a complex matter. It is necessary to have regard to case law and HM Revenue & Customs practice. Case law has established that in determining the source of interest, all relevant factors must be taken into account. The source of an interest payment in respect of the U.S. debt securities would need to be analysed in light of the particular facts and circumstances of the relevant issuance.

3.	Guarantee Payments

Any payments made by BP under the guarantee to holders of the debt securities may have a U.K. source for U.K. tax purposes.

Although the point is not free from doubt, in the view of Sullivan & Cromwell LLP, a payment under the guarantee in respect of interest should be treated as a payment of interest and a payment under the guarantee in respect of principal should be treated as principal. Consequently, only guarantee payments in respect of interest should be subject to the same withholding tax implications described at Section 1 above, and recipients may be assessed for U.K. tax on the receipt of these payments on the basis described at Section 1(E) above.

4.	Tax on Ownership and Disposition

(A)    Holders of the debt securities which are companies within the charge to U.K. corporation tax may be subject to U.K. corporation tax on their holding, disposal and redemption of the debt securities (including a part redemption of the debt securities that are redeemable in two or more instalments). In general, all returns on and fluctuations in the value of the debt securities will be brought into account in computing taxable income broadly in accordance with securities holders’ statutory accounting treatment. Fluctuations in value relating to foreign exchange gains and losses in respect of the debt securities will also be brought into account in computing income.

(B)    Holders of the debt securities who are individuals and who are resident in the United Kingdom or carry on a trade in the United Kingdom through a branch or agency to which the debt securities are attributable may be subject to U.K. income or capital gains tax on the disposal or redemption of the debt securities (including a part redemption of the debt securities that are redeemable in two or more instalments). The nature of the tax charge will depend on the terms of the debt securities in question and the particular circumstances of the relevant securities holder. In particular, we urge individual debt securities holders to have regard, where appropriate, to the capital gains tax legislation including the rules applying to “temporary non-residents”, the “accrued income scheme” and the “deeply discounted securities” legislation and to note that under certain provisions (the “deeply discounted securities” legislation) the issue of the debt securities under a particular prospectus supplement may, in certain circumstances, alter the tax treatment of the debt securities previously issued.

5.	Provision of Information by and/or to HM Revenue & Customs

Debt securities holders may wish to note that HM Revenue & Customs has extensive and increasing information-gathering powers, including the power to obtain information regarding the debt securities and payments on them, the payee or person entitled to them or any person engaging in a transaction in respect of them.

Any such information may, in certain circumstances, be exchanged by HM Revenue & Customs with the tax authorities of other jurisdictions.

6.	Inheritance Tax

(A)    A holder of the debt securities who is an individual domiciled outside the United Kingdom will generally not be liable to U.K. inheritance tax in respect of his holding of the debt securities if the register of the debt securities is maintained outside the United Kingdom. If a register of the debt securities is maintained within the United Kingdom, then an individual domiciled outside the United Kingdom may be liable to U.K. inheritance tax. If so, exemption from or reduction in any U.K. inheritance tax liability may be available for holders of the debt securities who are treated as domiciled in the United States under the Estate Tax Treaty made between the United Kingdom and the United States. Holders of the debt securities should note that an individual may be domiciled in the U.K. for inheritance tax purposes for a period despite lacking a U.K. domicile for other U.K. law purposes. Furthermore, the rules treating an individual as domiciled in the U.K. for inheritance tax purposes became more wide-ranging with effect from April 6, 2017.

(B)    Holders of the debt securities who are domiciled in the United Kingdom may be liable to inheritance tax in respect of their holdings of debt securities.

7.	Stamp Duty and Stamp Duty Reserve Tax

No U.K. stamp duty or stamp duty reserve tax will generally be payable by a holder of the debt securities on the redemption of the debt securities by the relevant BP Debt Issuer.

No U.K. stamp duty or stamp duty reserve tax will arise on the issue of the debt securities into a depositary receipt facility or clearance service.

No liability for U.K. stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, the debt securities unless:

(i) for both the U.K. debt securities and the U.S. debt securities, the securities carry or have carried:

•	a right of conversion into shares or other securities or to the acquisition of shares or other securities;

•	a right to interest the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

•	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

•

a right on repayment to an amount that exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange,

(ii) additionally, in the case of U.S. debt securities only, a register of the debt securities is maintained in the United Kingdom.

Where there is a charge to U.K. stamp duty or stamp duty reserve tax, the rate of charge is normally 0.5% on the amount or value of the consideration for the transfer.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, they will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

In connection with particular offerings of the debt securities in the future, the validity of the debt securities and guarantees may be passed upon for us by Sullivan & Cromwell LLP as to certain matters of New York law, and for any underwriters by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement, as to certain matters of New York law. The validity of the debt securities and guarantees may be passed upon for us by our Associate General Counsel – Global Corporate and Alternative Energy as to certain matters of English law.

EXPERTS

The group financial statements of BP appearing in BP’s Annual Report on Form 20-F for the year ended December 31, 2017 and the effectiveness of BP’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such group financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DeGolyer and MacNaughton, independent petroleum engineering consultants, performed an independent evaluation of net proved oil, condensate, natural gas liquids and gas reserves, as of December 31, 2017 for certain properties owned by PJSC Rosneft Oil Company. DeGolyer and MacNaughton has delivered to us its summary letter report describing its procedures and conclusions, a copy of which appears as Exhibit 15.2 to our 2017 Annual Report on Form 20-F, which is incorporated herein by reference.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

BP and BP Capital U.K. are public limited companies incorporated under the laws of England and Wales. Many of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers is located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws:

•	to effect service within the United States upon us or our directors and officers located outside the United States;

•	to enforce in U.S. courts or outside the United States judgments obtained against us or those persons in the U.S. courts;

•	to enforce in U.S. courts judgments obtained against us or those persons in courts in jurisdictions outside the United States; and

•

to enforce against us or those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

EXPENSES

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the debt securities registered with the SEC under the registration statement:

Securities and Exchange Commission registration fee	(1)
Printing and engraving expenses	90,000
Legal fees and expenses	600,000
Accounting fees and expenses	500,000
Rating agency fees	600,000
Trustees’ fees and expenses	150,000

Total	1,940,000

(1)

The Registrants are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of any additional registration fee until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of BP Capital Markets p.l.c. or BP p.l.c. since the date hereof or that the information contained herein, or incorporated by reference herein or therein, is correct as of any time subsequent to the date of such information.

Prospectus Supplement

BP Capital Markets p.l.c.

$             % Perpetual

Subordinated Non-Call 5.25

Fixed Rate Reset Notes

$             % Perpetual

Subordinated Non-Call 10 Fixed

Rate Reset Notes

Payment of the principal of and interest on the Notes is guaranteed by

BP p.l.c.

Prospectus Supplement

June         , 2020

BNP PARIBAS

BofA Securities

Citigroup

Goldman Sachs & Co. LLC

J.P. Morgan

Morgan Stanley